                                                                    Exhibit 99.4


                             LAWRENCE SAVINGS BANK
                            30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

Dear Stockholder of
  Lawrence Savings Bank:

     Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Lawrence Savings Bank (the "Bank") will be held at 10:00 a.m. local time on Tuesday, May 1, 2001 at the Andover Country Club, Canterbury Street, Andover, Massachusetts, for the following purposes:

     1. To consider and vote upon the formation of a holding company for the Bank by approval of the Plan of Reorganization and Acquisition, dated as of March 12, 2001 (the "Plan of Reorganization") between the Bank and LSB Corporation ("Bancorp"), a newly-formed Massachusetts corporation organized at the direction of the Bank, and each of the transactions contemplated thereby, pursuant to which the Bank will become a wholly owned subsidiary of Bancorp, and each issued and outstanding share of common stock of the Bank, par value $0.10 per share ("Bank Common Stock") (together with associated preferred stock purchase rights), other than shares held by stockholders, if any, exercising dissenters' rights, will be converted into and exchanged for one share of common stock of Bancorp, par value $0.10 per share ("Bancorp Common Stock") (together with associated preferred stock purchase rights) (the "Reorganization"). A copy of the Plan of Reorganization is attached as Exhibit A to the accompanying Proxy Statement.

     2.  To elect three Class B Directors for a three-year term.

     3.  To elect Robert P. Perreault as the Clerk of the Bank.

     4. To ratify the appointment of KPMG LLP as the Bank's independent auditors for the current fiscal year.

     5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Pursuant to the By-Laws, the Board of Directors has fixed the close of business on March 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     The above matters are described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          ROBERT P. PERREAULT,
                                          Clerk

March 23, 2001

     PURSUANT TO THE FDIC'S RULES (12 C.F.R. PART 350) AND THE REQUIREMENT THAT THE BANK MAKE AVAILABLE ITS ANNUAL DISCLOSURE STATEMENT, ANY HOLDER OR BENEFICIAL OWNER OF COMMON STOCK IS ENTITLED TO RECEIVE A COPY

OF THE 2000 ANNUAL REPORT OF THE BANK ON FORM 10-K AS FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION. TO RECEIVE A COPY OF THIS REPORT WITHOUT CHARGE, PLEASE WRITE TO: ROBERT P. PERREAULT, CLERK, LAWRENCE SAVINGS BANK, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             LAWRENCE SAVINGS BANK
                            30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Lawrence Savings Bank (the "Bank") for use at the Annual Meeting of Stockholders of the Bank to be held at the Andover Country Club, Canterbury Street, Andover, Massachusetts at 10:00 a.m. on Tuesday, May 1, 2001 and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders of the Bank will be asked to consider and vote upon the following matters:

     1. To consider and vote upon the formation of a holding company for the Bank by approval of the Plan of Reorganization and Acquisition, dated as of March 12, 2001 (the "Plan of Reorganization") between the Bank and LSB Corporation ("Bancorp"), a newly-formed Massachusetts corporation organized at the direction of the Bank, and each of the transactions contemplated thereby, pursuant to which the Bank will become a wholly owned subsidiary of Bancorp, and each issued and outstanding share of common stock of the Bank, par value $0.10 per share ("Bank Common Stock") (together with associated preferred stock purchase rights), other than shares held by stockholders, if any, exercising dissenters' rights, will be converted into and exchanged for one share of common stock of Bancorp, par value $0.10 per share ("Bancorp Common Stock") (together with associated preferred stock purchase rights) (the "Reorganization"). A copy of the Plan of Reorganization is attached as Exhibit A to this Proxy Statement.

     2. To elect three Class B Directors, each for a three-year term, each such term to continue until the Bank's annual meeting of stockholders in the year 2004 and until each Director's successor is duly elected and qualified.

     3.  To elect Robert P. Perreault as the Clerk of the Bank.

     4. To ratify the appointment of KPMG LLP as the Bank's independent auditors for the current fiscal year.

     5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Bank on or about March 23, 2001 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of the common stock, par value $.10 per share, of the Bank ("Common Stock") at the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. At the Record Date, there were 4,371,500 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and each such outstanding share is entitled to one vote. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of

Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of two-thirds of the issued and outstanding Common Stock entitled to vote by stockholders of record at the close of business on the Record Date is required to approve the Plan of Reorganization. The affirmative vote of the holders of a plurality of Common Stock present or represented by proxy and voting is required to elect three Class B Directors for a three-year term. The approval of the holders of a majority of Common Stock present or represented by proxy and voting is required to elect Robert P. Perreault as Clerk of the Bank and to ratify the appointment of KPMG LLP as the Bank's independent auditors.

     Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal. Abstentions and broker non-votes will not be counted as votes for Proposal One and, therefore, will have the effect of negative votes.

     Stockholders of the Bank are requested to complete, date, sign, and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Bank and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR approval of the Plan of Reorganization, FOR the election of the three (3) nominees for Class B Directors listed in the Proxy Statement, FOR the election of Mr. Perreault as Clerk and FOR ratification of the appointment of KPMG LLP as the Bank's independent auditors for the current fiscal year.

     Although it is anticipated that all the nominees for Director will be available to serve as Directors if elected, should any one or more of them be unable to serve, proxies may be voted for the election of a substitute nominee or nominees. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Clerk of the Bank, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Bank. Morrow & Co. has been retained to assist in the solicitation process and will be compensated in the estimated amount of $10,000.00. After the initial mailing of this Proxy Statement, officers and regular employees of the Bank may solicit proxies personally, by telephone or by facsimile without additional compensation. The Bank intends to request banks, brokers and other institutions, nominees and fiduciaries who hold Common Stock for beneficial owners to forward the proxy materials to the beneficial owners and to obtain authorizations for the execution of proxies, and will reimburse such institutions and persons for their reasonable expenses.

     The Bank's Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders of record of the Bank concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material.

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                                   PROPOSAL 1

                          FORMATION OF HOLDING COMPANY

     The following descriptions are qualified in their entirety by reference and made subject to the Plan of Reorganization attached hereto as Exhibit A, certain provisions of the General Laws of Massachusetts relating to the rights of dissenting stockholders attached hereto as Exhibit B, the form of Articles of Organization of Bancorp attached hereto as Exhibit C, and the form of the Lawrence Savings Bank Audit Committee Charter attached hereto as Exhibit D.

DESCRIPTION OF THE PLAN OF REORGANIZATION

     Bancorp has been organized as a Massachusetts corporation at the direction of the Bank for the purpose of becoming the holding company of the Bank. Bancorp and the Bank have entered into the Plan of Reorganization, which provides, subject to the exercise of dissenters' rights, for the acquisition of all the outstanding shares of Bank Common Stock by Bancorp in exchange for an equal number of shares of Bancorp Common Stock pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts.

     After consummation of the Reorganization, the Bank, as a subsidiary of Bancorp, will continue to serve the communities it presently serves from its existing office locations. The assets, property, rights and powers, debts, liabilities, obligations and duties of the Bank will not be changed by the Reorganization, except for the proposed initial dividend, subject to applicable law and any agreements of the Bank with regulatory agencies, of up to approximately $2 million from the Bank to Bancorp. See "Regulation of Bancorp and the Bank." Similarly, the Charter and By-laws of the Bank will not be affected by consummation of the Reorganization. The Lawrence Savings Bank 1986 Stock Option Plan and the Lawrence Savings Bank 1997 Stock Option Plan (collectively, the "Stock Option Plans") will become stock option plans of Bancorp. All other stock related benefit plans of the Bank will be unchanged by the Reorganization, except that any plan which refers to Bank Common Stock, will, following the completion of the Reorganization, be deemed to refer instead to Bancorp Common Stock. The Directors, officers and other employees of the Bank will be unchanged by the Reorganization. The Directors of Bancorp will initially consist of the ten persons currently serving as members of the Board of Directors of the Bank. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of the Bank will initially be the persons serving as the executive officers of Bancorp.

     Under the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of the Bank Common Stock, and each stockholder of the Bank who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp Common Stock for each share of Bank Common Stock held immediately prior to the consummation of the Reorganization, together with associated preferred stock purchase rights under the Rights Agreement dated as of December 19, 1996 between the Bank and State Street Bank and Trust Company (the "Shareholder Rights Plan"). See "Comparison of Stockholder Rights -- Shareholder Rights Plan." On the effective date of the Reorganization, each share of Bank Common Stock (together with associated preferred stock purchase rights) will be automatically converted into and exchanged for one share of Bancorp Common Stock (together with associated preferred stock purchase rights). The Reorganization will become effective at 12:01 a.m. on a business day following the date on which the Bank and Bancorp advise the Massachusetts Commissioner of Banks (the "Commissioner" or the "Commissioner of Banks") in writing that all the conditions precedent to the Reorganization becoming effective have been satisfied and that the Plan of Reorganization has not been abandoned by the Bank or Bancorp (the "Effective Time"). As a condition to the consummation of the Reorganization, Bancorp and the Bank must receive certain regulatory approvals. See "Conditions of the Reorganization." Neither Bancorp nor the Bank can predict with any certainty whether such approvals on terms satisfactory to Bancorp and the Bank will be obtained, and, if so, the timing of such approvals. Accordingly, the consummation of the Reorganization may be subject to a delay, which may, under certain circumstances, be significant. If the stockholders approve the Plan of Reorganization at the Annual Meeting, Bancorp and the Bank shall have the right to consummate the Reorganization at any time thereafter.

     The number of shares of Bancorp Common Stock (together with associated preferred stock purchase rights) to be issued at the Effective Time will equal the number of shares of Bank Common Stock (together with associated preferred stock purchase rights) issued and outstanding immediately prior thereto, less the number of shares of Bank Common Stock held by dissenting stockholders. Shares of Bancorp Common Stock that would have been issued had dissenting stockholders not dissented will remain as authorized but unissued shares of Bancorp Common Stock. The shares of Bancorp Common Stock that are outstanding prior to the Effective Time, all of which are presently held by the Bank, will be canceled as part of the Reorganization.

     The outstanding stock certificates of Bank Common Stock that, prior to the Reorganization, represented shares of Bank Common Stock, will thereafter for all purposes represent an equal number of shares of Bancorp Common Stock, except for certificates held by dissenting stockholders and as further described below. After the Effective Time, Bancorp and the Bank will notify stockholders by mail at their addresses as shown on the Bank's records and by publication that they may present their certificates to the transfer agent (the "Transfer Agent") for exchange. However, stockholders need not surrender stock certificates representing Bank Common Stock to the Transfer Agent in exchange for new certificates representing Bancorp Common Stock. The Transfer Agent will treat certificates for Bank Common Stock as representing, for all purposes, an equal number of shares of Bancorp Common Stock, and the holders of those certificates will have all the other rights of stockholders of Bancorp.

REASONS FOR THE HOLDING COMPANY FORMATION

     The Board of Directors of the Bank believes that a holding company structure will provide flexibility for meeting the future financial needs of the Bank or other subsidiaries of Bancorp and responding to competitive conditions in the financial services market. As a bank holding company, Bancorp will not be subject to the same regulatory restrictions as the Bank, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. In addition, Bancorp will not be subject to the same regulatory limitations on the amounts which it can invest in its subsidiaries and other businesses and will not be required to obtain regulatory approval before issuing shares of its capital stock, except under certain circumstances. See "Regulation of Bancorp and the Bank." Moreover, providing even further operational flexibility, the repurchase of stock by Bancorp will not be subject to the same significant adverse tax consequences as a repurchase of stock by the Bank and, except under certain circumstances, no regulatory approval is required for such repurchase by Bancorp. There are no current agreements or understandings with respect to any investments or the issuance of any additional shares of capital stock by either the Bank or Bancorp, except pursuant to options granted under the Stock Option Plans.

     The holding company structure will also facilitate the acquisition of other banks as well as other companies engaged in bank-related activities if and when opportunities arise. A holding company structure would permit an acquired entity to operate on a more autonomous basis as a wholly owned subsidiary of Bancorp rather than as a division of the Bank. For example, the acquired institution could retain its own directors, officers, corporate name and local identity. This more autonomous operation may be decisive in acquisition negotiations. In addition, the stock of Bancorp may serve as appropriate consideration in any such acquisition.

     While the Bank is, from time to time, exploring various acquisition possibilities, there are no current agreements or understandings for the acquisition of any financial institution or other company and there are no

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

assurances that any such acquisitions will occur. It is recognized that some increased costs, including administrative expenses, will be incurred in the formation and operation of Bancorp. However, such increased costs are not expected to have a material adverse effect on the consolidated financial results of Bancorp and the Bank. The Bank estimates that the total cost of the Reorganization will be between $150,000 to $200,000. If the Reorganization is consummated, these expenses will be paid by Bancorp.

BUSINESS OF BANCORP

     Bancorp is a business corporation organized under the laws of the Commonwealth of Massachusetts in March, 2001. The only office of Bancorp, and its principal place of business, is located at the main office of the Bank at 30 Massachusetts Avenue, North Andover, Massachusetts 01845, and its telephone number is (978) 725-7500. Bancorp was organized for the purpose of becoming the holding company of the Bank. Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of Bancorp, which will thereby become a bank holding company. Each stockholder of the Bank, upon completion of the Reorganization, will, subject to dissenters' appraisal rights, become a stockholder of Bancorp without change in the number of shares owned or in respective ownership percentages. Bancorp has not yet undertaken any business activities and there are no operating business activities currently proposed for Bancorp. In the future, Bancorp may become an operating company or acquire banks or companies engaged in bank-related activities and may engage in or acquire such other business or activities as may be permitted by applicable law. Upon consummation of the Reorganization, Bancorp will own all of the outstanding Bank Common Stock.

FINANCIAL RESOURCES OF BANCORP

     In connection with the Reorganization, the Bank currently intends, subject to applicable law and any agreements of the Bank with regulatory agencies, to pay an initial dividend of up to approximately $2 million to Bancorp, which amount is not expected to exceed the current earnings and profits for tax purposes of the Bank for the fiscal year ended October 31, 2001. The actual amount of the initial dividend to Bancorp, however, is subject to change and may be greater or less than this amount, depending on a number of factors, including Bancorp's future financial requirements and applicable regulatory restrictions. Moreover, the amount of the dividend which will initially be transferred from the Bank to Bancorp may be reduced to the extent necessary to avoid any taxable income to the Bank. See "Income Tax Consequences."

     A dividend payment of $2 million to Bancorp would reduce the Bank's stockholders' equity as of December 31, 2000, to approximately $50.3 million. See "Capitalization." If such a dividend to Bancorp had been made on December 31, 2000, the leverage, Tier 1 risk-based, and total risk-based capital ratios of the Bank would have been approximately 11.23%, 15.03% and 16.22%, respectively.

     Upon consummation of the Reorganization, the currently outstanding shares of Bancorp, all of which are owned by the Bank, will be canceled.

     The Bank is contemplating paying an initial dividend of up to $2 million to Bancorp to provide its holding company with flexibility in its ongoing operations. The dividend, which will be paid only if the Reorganization becomes effective, will be reflected as an increase in the accumulated deficit in the Bank's retained earnings account. The purpose of the dividend is to provide the holding company with initial working capital not currently needed at the Bank. This dividend is intended to defray the costs of the Reorganization and enable Bancorp, as market conditions warrant, to engage in general corporate activities, such as funding of regular quarterly dividends and stock repurchases, and also to establish nonbank subsidiaries to engage in new activities, without having to rely solely on new dividends from the Bank to support those activities. However, although it is contemplated that regular quarterly dividends will occur after Bancorp is the holding company of the Bank, no definite plans exist at this time as to any other of the corporate activities described above. It

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

should also be noted, however, that bank holding companies, such as Bancorp, have a much more extensive array of permissible investments than banks, such as the Bank. Of course, any contribution to Bancorp would be subject to receipt of all necessary federal and state bank regulatory approvals.

     Additional financial resources may be available to Bancorp in the future through borrowings, debt or equity financings, or dividends from the Bank, other acquired entities or new businesses. In addition, the Bank may lend amounts to Bancorp both prior to the consummation of the Reorganization and thereafter, subject to certain restrictions on transactions with insured bank affiliates under the Federal Reserve Act. There can be no assurance, however, as to the amount of additional financial resources which will be available to Bancorp. In particular, dividends from the Bank to Bancorp will be subject to tax considerations and regulatory limitations. See "Income Tax Consequences," "Regulation of Bancorp and the Bank -- Certain Federal Tax Matters," "Comparison of Stockholder Rights -- Common Stock -- Dividend Rights."

CAPITALIZATION

     The following table sets forth (i) the consolidated capitalization of the Bank as of December 31, 2000, (ii) the pro forma consolidated capitalization of the Bank as of December 31, 2000 after giving effect to the Reorganization (which reflects the proposed maximum initial dividend of $2 million from the Bank's current year earnings to Bancorp), and (iii) the pro forma capitalization of Bancorp on a consolidated basis after giving effect to the Reorganization. The pro forma consolidated capitalization of Bancorp as of December 31, 2000, will be the same as the consolidated capitalization of the Bank as of that date. However, the pro forma capitalization of the Bank is changed as a result of the proposed $2 million initial dividend payment by the Bank to Bancorp.

                                                           CONSOLIDATED AS OF DECEMBER 31, 2000
                                                                      (IN THOUSANDS)
                                                          --------------------------------------
                                                            BANK         BANK          BANCORP
                                                          (ACTUAL)    (PRO FORMA)    (PRO FORMA)
                                                          --------    -----------    -----------
Deposits................................................  $270,548     $270,548       $270,548
                                                          ========     ========       ========
Federal Home Loan Bank advances.........................  $ 82,283     $ 82,283       $ 82,283
Other Borrowed Funds....................................     3,878        3,878          3,878
                                                          --------     --------       --------
                                                          $ 86,161     $ 86,161       $ 86,161
                                                          --------     --------       --------
Stockholders' equity:
  Preferred stock -- par value $0.10
  Per share; 5,000,000 shares authorized, none
     issued(1)..........................................  $     --     $     --       $     --
  Common stock -- par value $0.10 per share; 20,000,000
     shares authorized, 4,364,800 issued(2).............       436          436            436
  Additional paid-in capital............................    57,711       57,711         57,711
  Accumulated deficit...................................    (5,956)      (7,956)(3)     (5,956)
                                                          --------     --------       --------
                                                            52,191       50,191         52,191
                                                          --------     --------       --------
Net unrealized gain (loss) on investment
  Securities available for sale, after tax effects......       122          122            122
                                                          --------     --------       --------
          Total stockholders' equity....................  $ 52,313     $ 50,313       $ 52,313
                                                          ========     ========       ========

---------------
(1) Represents, in the case of Bancorp, 5,000,000 shares of authorized, but unissued, preferred stock, par value $0.10 per share.

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

(2) Represents, in the case of Bancorp, 20,000,000 shares of authorized common stock, par value $0.10 per share of which 4,364,800 shares are to be issued to stockholders of the Bank in exchange for the equivalent number of shares of Bank Common Stock as part of the Reorganization, with the assumption that no holders of Bank Common Stock exercise dissenter's rights. Does not include the following shares of Bank Common Stock that were issuable as of December 31, 2000: 720,880 the aggregate shares of Bank Common Stock reserved for issuance under the Stock Option Plans. Upon consummation of the Reorganization, the Stock Option Plans will become stock option plans of Bancorp and an identical number of shares will be reserved for issuance thereunder as are reserved immediately prior to the consummation of the Reorganization.

(3) The increase in the accumulated deficit in the Bank's retained earnings account reflects the initial dividend payment of $2 million to Bancorp in connection with the Reorganization.

CONDITIONS OF THE REORGANIZATION

     The Plan of Reorganization provides that it shall not become effective, and thus the Reorganization will not occur, until all of the following first shall have occurred: (i) the Plan of Reorganization shall have been approved by a vote of the holders of two-thirds of the outstanding Common Stock of the Bank, (ii) the Plan of Reorganization shall have been approved by the Commissioner of Banks under Section 26B of Chapter 172 of the General Laws of Massachusetts, (iii) any approval, consent, waiver, or confirmation of no objection required by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") shall have been received and any waiting period imposed by applicable law shall have expired, (iv) the Bank and Bancorp shall have received a favorable opinion from KPMG LLP concerning the federal income tax consequences of the Reorganization,
(v) Bancorp Common Stock to be issued in exchange for Bank Common Stock shall have been registered or qualified, if necessary, for issuance under applicable state securities laws, and (vi) the Bank and Bancorp shall have obtained all other necessary consents or approvals required for the holding company formation.

     The Bank intends to file an application with the Commissioner of Banks to obtain approval of the Plan of Reorganization under Section 26B of Chapter 172 of the General Laws of Massachusetts after the date of this Proxy Statement. The Commissioner will not grant his approval until the Plan of Reorganization has been approved by the Bank's stockholders. In addition, the Bank intends to file, after the date hereof, a notice of one bank holding company formation with the Federal Reserve Board. Bancorp also currently intends to file an application to register with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Any delays which are encountered in seeking any of the foregoing regulatory approvals could result in a delay in the consummation of the Reorganization. See "Regulation of Bancorp and the Bank."

     If the Plan of Reorganization is approved by the Bank's stockholders at the Annual Meeting, the formation of the holding company structure is currently expected to become effective as soon thereafter as the required regulatory approvals are received. Bank and Bancorp have the right under the terms of the Plan of Reorganization to abandon the Reorganization if, among other things, regulatory approvals cannot be obtained or if the conditions or obligations associated with such regulatory approvals make the Reorganization inadvisable in the opinion of the Bank or Bancorp.

     In addition, the Plan of Reorganization also provides that it may be abandoned by the Board of Directors of the Bank or Bancorp if, among other things (i) the number of shares of Bank Common Stock owned by dissenting stockholders will make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp, (ii) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which will make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp,

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

or (iii) for any other reason consummation of the Reorganization is inadvisable in the opinion of the Bank or Bancorp. Moreover, the Plan of Reorganization may be amended by the mutual consent of the Boards of Directors of Bancorp and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Commissioner shall approve of such amendment or modification.

     If the Plan of Reorganization is not approved at the Annual Meeting or all of the necessary regulatory approvals are not obtained, the Bank will continue to operate without a holding company structure. All expenses in connection with the Reorganization will be paid by the Bank whether or not the Plan of Reorganization is approved by its stockholders or the Reorganization is consummated.

     The Bank intends to seek approval for the listing of Bancorp Common Stock in substitution for Bank Common Stock on the Nasdaq National Market using the symbol "LSBX" subject to completion of the holding company formation. The Bank expects that approval for this substitution will be received prior to consummation of the Reorganization.

RIGHTS OF DISSENTING STOCKHOLDERS

     Any holder of Bank Common Stock (i) who files with the Bank before the taking of the vote on the approval of the Plan of Reorganization written objection to the Plan of Reorganization, stating that he or she intends to demand payment for his or her shares if the Reorganization is consummated, and
(ii) whose shares are not voted in favor of the Plan of Reorganization, has or may have the right to demand in writing from the Bank, within 20 days after the date of mailing to him or her of notice in writing that the Reorganization has become effective, payment for his or her shares and an appraisal of the value thereof. The Bank and any such stockholder shall follow the procedures set forth in Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. A brief summary of those sections of the General Laws of Massachusetts is set forth below. However, this summary does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their rights to dissent from the Reorganization and is qualified in its entirety by express reference to such sections, which are included in this Proxy Statement as Exhibit B.

     A holder of Bank Common Stock intending to exercise his or her dissenter's right to receive payment for his or her shares must file with the Bank, before the Annual Meeting and the vote on the Plan of Reorganization, written objection to the proposed Plan of Reorganization, stating that he or she intends to demand payment for his or her shares if the Reorganization is consummated, and must not vote in favor of the Reorganization at the Annual Meeting. Any such objection should be sent to the attention of Robert P. Perreault, Clerk of the Bank. Within ten days after the Reorganization becomes effective, the Bank will give written notice of such effectiveness by registered or certified mail to each holder of Bank Common Stock who filed such written objection and who did not vote in favor of the Plan of Reorganization. Such written notice of effectiveness will be addressed to the stockholder at his or her last known address as it appears in the stock record books of the Bank. Within 20 days after the mailing of such notice, any holder of Bank Common Stock to whom the Bank was required to give such notice may make written demand for payment for his or her shares from the Bank, and, in such event, the Bank will be required to pay to him or her the fair value of such shares within 30 days after the expiration of the period during which such demand may be made. If during such 30-day period the Bank and the dissenting stockholder fail to agree as to the fair value of such shares, the Bank or such stockholder may have the fair value of the stock of all dissenting stockholders determined by judicial proceedings by filing a bill in equity in the Superior Court in Essex County, Massachusetts, within four months after the expiration of such 30-day period. For the purposes of any such Superior Court determination, the value of the shares of the Bank is to be determined as of the day preceding the date of the vote of the stockholders approving the Plan of Reorganization and shall be exclusive of any element of value arising from the expectation or accomplishment of the Reorganization. Upon making such written demand for payment, the dissenting stockholder will not thereafter be entitled to notices of meetings of stockholders, to vote, or to dividends unless no suit is filed within four months after such 30-day period to determine the value of the stock, any such suit is dismissed as to that stockholder, or the stockholder withdraws his objection in writing with the written approval of the Bank.

     The enforcement by a dissenting stockholder of his or her right to receive payment for his Bank Common Stock in the manner provided by Sections 86 through 98 of Chapter 156B of the General Laws of Massachusetts will be his or her exclusive remedy, except that a stockholder shall not be excluded from bringing or maintaining an appropriate proceeding to obtain relief on the ground that consummation of the Reorganization will be or is illegal or fraudulent as to him or her.

INCOME TAX CONSEQUENCES

     The Bank will not seek a ruling from the Internal Revenue Service concerning the federal income tax consequences of the proposed holding company formation, but will instead rely on an opinion of its outside tax advisor, KPMG LLP. Unlike a private letter ruling from the Internal Revenue Service, an opinion of tax advisor has no binding effect on the Internal Revenue Service. Based on such opinion, the material federal tax results of the Reorganization would be as follows:

          1. No gain or loss will be recognized by the stockholders of the Bank upon the exchange of their Common Stock of the Bank solely for Bancorp Common Stock.

          2. No gain or loss will be recognized by the Bank as a result of the proposed transaction (except to the extent that, as described below, the Bank may have taxable income as a result of payments to stockholders who exercise dissenters' rights and/or the payment of a dividend to Bancorp of an amount that exceeds the current taxable earnings and profits of the
     Bank).

          3. No gain or loss will be recognized by Bancorp upon the receipt of shares of Bank Common Stock solely in exchange for Bancorp Common Stock.

          4. The basis of the Bancorp Common Stock to be received by each stockholder of the Bank will be the same as the basis of Bank Common Stock surrendered in exchange therefor.

          5. The holding period of the Bancorp Common Stock to be received by each stockholder of the Bank will include the holding period of Bank Common Stock surrendered in exchange therefor, provided that such Bank Common Stock was held as a capital asset in the hands of such stockholder.

          6. Stockholders of the Bank who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Bank Common Stock will recognize taxable income or gain or loss for federal income tax purposes in connection with the transaction. The amount of that income or gain or loss and the character of that income or gain or loss (that is, whether it constitutes ordinary income, short-term capital gain or loss or long-term capital gain or loss) will turn upon a number of factual considerations peculiar to the individual stockholder.

     If a stockholder exercises his or her dissenter's appraisal rights with respect to all of his or her shares of Bank Common Stock, and if no shares are constructively owned by him under the rules of Section 318(a) (or if such constructive ownership is waived under the rules of Section 302(c)(2)), then the transaction should qualify as a sale or exchange of the stock under Section 302(a), rather than a dividend. If the shares of Bank Common Stock qualify as "capital assets" in the hands of such a stockholder and if the shares have been held for more than one year, then any gain recognized on the exchange should qualify for long-term capital gain treatment. If, however, a stockholder fails to exercise dissenters' appraisal rights as to all shares owned by him or her (or is considered to constructively own shares under Section 318(a)), then the transaction might be treated as a dividend to the stockholder, depending upon whether or not it qualifies as "not essentially equivalent to a dividend" within the meaning of
Section 302(b)(1), or as "a substantially disproportionate redemption" within the meaning of Section 302(b)(2). If the transaction were treated as a dividend, then the entire payment could be taxable as ordinary income, depending upon the circumstances.

     Any stockholder of the Bank considering exercising his or her dissenter's appraisal rights with respect to any shares of Bank Common Stock should consult his personal income tax advisor for specific advice with respect to the federal income tax consequences of that exercise.

     Payments made by the Bank to stockholders who exercise their dissenters' appraisal rights may result in taxable income to the Bank to the extent the payments are deemed made out of the Bank's bad debt reserve. In addition, any dividend distributions by the Bank (including any distribution made to provide working capital to Bancorp and any payments to dissenting stockholders that are treated as dividends) that exceed the current taxable earnings and profits of the Bank will result in taxable income to the Bank to the extent that they are deemed made out of the Bank's bad debt reserve.

     The determination of current taxable earnings and profits turns upon the application of a complicated set of legal rules to a number of factual issues arising over an extended period of years. Because of the inherently factual issues associated with determining current taxable earnings and profits, KPMG LLP does not intend to confirm the amount of the Bank's earnings and profits and thus its opinion will not address whether or not the proposed initial dividend payment of funds to Bancorp will exceed the current taxable earnings and profits of the Bank.

ACCOUNTING TREATMENT

     It is anticipated that the Reorganization will be accounted for as similar to a "pooling of interests" transaction under generally accepted accounting principles.

COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the holding company formation, stockholders of the Bank, whose rights are presently governed by Massachusetts banking law, will become stockholders of Bancorp, a Massachusetts corporation, and as such their rights will be governed by Massachusetts corporate law. Certain differences in the rights of stockholders arise from this change in governing law. The provisions of the Bank's Restated Articles of Organization (the "Charter") and By-laws and Bancorp's Articles of Organization (the "Articles") and By-laws are substantively identical, however. Certain differences and similarities of the rights of stockholders of the Bank and Bancorp are discussed below. The following discussion does not purport to be a complete statement of such similarities and differences affecting the rights of stockholders of the Bank but is intended as a summary only. The form of Articles of Bancorp attached as Exhibit C to this Proxy Statement should be reviewed carefully by each stockholder.

  Capital Stock

     Authorized and Issued Stock. The Bank had, as of the Record Date, 20,000,000 shares of authorized Common Stock of which 4,371,500 shares were issued and outstanding and 714,180 shares were reserved for issuance under the Stock Option Plans. As of such date, the Bank also had 5,000,000 shares of authorized but unissued preferred stock.

     The Articles of Bancorp will provide for 20,000,000 shares of authorized Bancorp Common Stock and 5,000,000 shares of preferred stock, of which 100,000 shares of Bancorp Common Stock are currently issued and outstanding, all of which are owned by the Bank. After the consummation of the Reorganization, and subject to the exercise of dissenters' appraisal rights, the number of issued and outstanding shares, shares reserved for issuance under the Stock Option Plans and non-reserved shares of Bancorp Common Stock available for future issuance by Bancorp will be the same as the number of such shares of Bank Common Stock immediately prior to the Effective Time.

     Issuance of Stock. Under the provisions of Massachusetts banking law, the issuance of capital stock by the Bank requires the prior approval of the Commissioner of Banks. In contrast, Bancorp is authorized to issue shares of capital stock without obtaining prior approval of the Commissioner of Banks. Although the issuance of Bancorp Common Stock in connection with the Reorganization is exempt from registration under the Securities Act, future issuances of Bancorp Common Stock would be subject to registration under the Securities Act, unless another exemption were available. See "Regulation of Bancorp and the Bank -- Consequences of the Reorganization Under Federal Securities Laws." Bank Common Stock is exempt from registration under the Securities Act. There are no current agreements or understandings with respect to the issuance of any additional shares of Bancorp capital stock.

     Pre-emptive Rights. The stockholders of Bancorp, like the stockholders of the Bank, will not be entitled to pre-emptive rights with respect to any shares of capital stock which may be issued.

  Common Stock

     Dividend Rights. The stockholders of the Bank are entitled to dividends when and as declared by the Bank's Board of Directors. Under Massachusetts banking law, Massachusetts stock-form savings banks such as the Bank may pay dividends only out of net profits without impairing their capital stock and surplus accounts. Such dividend payments are also subject to a number of additional statutory limitations. Bancorp may pay dividends if, as, and when declared by its Board of Directors. The holders of Bancorp Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Although Massachusetts corporate law does not have a specific statute regulating the payment of dividends by Massachusetts corporations, the directors of a corporation are jointly and severally liable to the corporation if a payment of dividends (i) is made when the corporation is insolvent, (ii) renders the corporation insolvent, or (iii) violates the corporation's articles of organization. In any case, any issuance by the Bank or Bancorp of preferred stock with a preference over common stock as to dividends may affect the dividend rights of common stock holders.

     Voting Rights. All voting rights in the Bank are currently vested in the holders of the Bank's issued and outstanding Common Stock. Each share of Bank Common Stock is entitled to one vote on all matters, without any right to cumulative voting in the election of Directors. Following the formation of the holding company, all voting rights in Bancorp will be vested in the holders of Bancorp Common Stock, and each share of Bancorp Common Stock will be entitled to one vote on all matters. In both cases, any issuance by the Bank or Bancorp of preferred stock with voting rights may affect the voting rights of holders of common stock.

  Preferred Stock

     Both under the Charter of the Bank and under the Articles of Bancorp, the respective Boards of Directors of the Bank and Bancorp are authorized to issue preferred stock in series and to fix the powers, designations, preferences, or other rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The issuance of preferred stock by the Bank, unlike the issuance of preferred stock by Bancorp, would be subject to approval by the Commissioner of Banks. Preferred stock issued by Bancorp after the Reorganization may rank prior to the Bancorp Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Bancorp Common Stock. Bancorp has no present plans or understandings for the issuance of any preferred stock.

  Directors

     Number and Staggered Terms. The By-laws of Bancorp provide that the Board of Directors shall consist of not less than seven directors. The Board of Directors of Bancorp will initially be composed of ten Directors. The By-laws of the Bank provide that the Board shall consist of not less than seven nor more than 25 Directors. The By-laws of the Bank and Bancorp provide that the Board of Directors may fix the number and classification of Directors, unless at the time there is an Interested Stockholder (as defined below), in which case a majority vote of the Continuing Directors (as defined in the Bank's Charter and Bancorp's Articles, respectively) is also required.

     For purposes of these provisions, the term "Interested Stockholder" means generally any person (other than the Bank or Bancorp or any subsidiary of either of them) who or which acquires voting control of more than 10% of the voting stock of the Bank or Bancorp.

     Both the By-laws of the Bank and the By-laws of Bancorp provide for three classes of Directors with one class elected each year for three-year staggered terms, so that ordinarily no more than approximately one-third of the Directors will stand for election in any one year, and that there will be no cumulative voting in the election of Directors.

     Removal of Directors. The Bank's Charter and Bancorp's Articles provide that any Director may be removed from office, with or without cause, by an affirmative vote of (i) at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) at least two-thirds of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors.

     Vacancies. The By-laws of the Bank and the By-laws of Bancorp both provide that any vacancy occurring on the Board of Directors as a result of resignation, removal, disqualification or death or by reason of an increase in the number of Directors may be filled by vote of a majority of the remaining Directors, unless at the time of such action there is an Interested Stockholder, in which case a majority vote of the Continuing Directors then in office is required instead. Any Director of the Bank or Bancorp so appointed would serve for a term of office until the next election of Directors by the Stockholders.

     Massachusetts Law Regarding Directors. Under Section 50A of Massachusetts General Laws Chapter 156B, a publicly-held Massachusetts corporation which has not opted out of that statute must have a classified board of directors. In general, Section 50A provides that the board of directors of the corporation must be divided into three classes, each of which would contain approximately one-third of the total number of the members of the board of directors. Section 50A provides that each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The stockholders may remove a director from the board prior to the expiration of his term only for cause, upon the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors. Section 50A provides that the number of directors shall be fixed by the board, and that any vacancy occurring on the board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office.

     Section 50A does not apply to the Bank by its terms and Massachusetts banking statutes under which the Bank is governed do not contain a similar provision. The Board of Directors of Bancorp has voted to expressly opt out of
Section 50A, and the Board may at any time in the future vote to subject Bancorp to the express provisions of Section 50A. Notwithstanding such action, Bancorp's Articles (like the Bank's Charter) contain provisions substantially similar to that of Section 50A regarding a classified board of directors, as described above.

  Meetings of Stockholders

     The Bank's Charter and By-laws and Bancorp's Articles and By-laws provide that special meetings of the stockholders may be called only by the Chairman of the Board, if one is elected, the President, or by a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     Both the Bank's By-laws and Bancorp's By-laws set forth certain advance notice and informational requirements and time limitations on any Director nomination or any new business that a stockholder wishes to propose for consideration at an annual or special meeting of stockholders. Any such nomination or new business must be stated in writing and must generally be filed with the Clerk at least 60 days, but no more than 90 days, prior to the anniversary date of the immediately preceding Annual Meeting. The Board of Directors of the Bank or Bancorp, as the case may be, or the officer presiding at the meeting of the stockholders of Bancorp or the Bank, as the case may be, may reject such nomination or new business proposal not timely made or supported by insufficient information. In addition, the By-laws of the Bank and the By-Laws of Bancorp provide that, if at the time there is an Interested Stockholder, any determination by the Board of Directors with respect to such nomination or new business proposal shall also require the concurrence of a majority of the Continuing Directors then in office.

  Stockholder Vote Required to Approve Mergers and Certain Business Combinations

     Stockholder Vote Required for Mergers. Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is generally required to authorize a merger or the sale, lease or exchange of all or substantially all of a corporation's property and assets, except that the articles of organization of a Massachusetts corporation may provide for a different percentage vote, but not less than a majority.

     Fair Price Provision. The Bank's Charter and Bancorp's Articles contain a so-called "fair price" provision pursuant to which any Business Combination (as defined in the Bank's Charter and Bancorp's Articles) involving an Interested Stockholder or an affiliate of an Interested Stockholder and the Bank or Bancorp (or any subsidiary), as the case may be, would require approval by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock of the Bank or Bancorp, as the case may be, entitled to vote in the election of directors voting together as a single class. The fair price provision provides that the 80% stockholder vote is not required if the Business Combination is approved by a majority of the Continuing Directors or if certain procedures and price requirements are met.

     Massachusetts Law. Chapter 110F of the Massachusetts General Laws, entitled "Business Combinations with Interested Shareholders" ("Chapter 110F") provides that a Massachusetts corporation with more than 200 stockholders generally may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at an annual or special meeting of stockholders. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder.

     Chapter 110F is by its terms applicable to both the Bank and Bancorp. A Massachusetts corporation is permitted to opt out of Chapter 110F. However, neither the Bank nor Bancorp has opted out of Chapter 110F.

  Provisions Relating to Exercise of Business Judgment by Board of Directors

     The Charter of the Bank provides that its Board of Directors, when evaluating any tender, exchange, merger, acquisition or similar offer of another person, must in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such an offer on the Bank's present and future account holders, borrowers and employees, on the communities in which the Bank operates or is located, and on the ability of the Bank to fulfill its objectives as a Massachusetts-chartered stock form savings bank under applicable statutes and regulations. The Articles of Bancorp contain a substantially similar provision that states, in addition, that such evaluation shall include an examination of the effect of such a transaction on any subsidiary of Bancorp.

  Control Share Acquisition Statute

     Chapter 110D of the Massachusetts General Laws, entitled "Regulation of Control Share Acquisitions" ("Chapter 110D") provides that any person who makes a bona fide offer to acquire, or acquires (the "acquiror") shares of stock of a corporation in an amount equal to or greater than one-fifth, one-third or a majority of the voting stock of the corporation (the "thresholds") must obtain the approval of a majority of shares of all stockholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares that the acquiror acquires in crossing the thresholds.

     Chapter 110D does not apply to the Bank by its terms and Massachusetts banking statutes under which the Bank is governed do not contain a similar provision. As permitted under Chapter 110D, Bancorp's By-laws contain a provision opting out of Chapter 110D, making Chapter 110D inapplicable to Bancorp's stockholders. The Board of Directors of Bancorp may amend the By-laws at any time in the future to allow Bancorp to opt into this statute prospectively.

  Indemnification

     The By-laws of the Bank provide that Directors and officers of the Bank shall, and in the discretion of the Board of Directors, non-officer employees may, be indemnified by the Bank against liabilities and expenses arising out of service for or on behalf of the Bank. The By-laws of the Bank provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank. The By-laws of the Bank provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws of Bancorp contain a similar indemnification provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Directors, officers or persons controlling Bancorp pursuant to the foregoing provisions, it is the position of the Securities and Exchange Commission (the "SEC") that such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

  Shareholder Rights Plan

     In connection with the Reorganization, the Bank's Shareholder Rights Plan will be amended so that it will be assumed by Bancorp following the Reorganization. Accordingly, the outstanding Rights (as defined below) issued pursuant to the Shareholder Rights Plan will be assumed by, and deemed to be Rights issued by, Bancorp. The Shareholder Rights Plan, as amended, will be substantially similar to the plan as currently in effect. The purpose of the Shareholder Rights Plan is, among other things, to enable stockholders to receive fair and equal treatment in the event of any proposed acquisition or other business combination transaction involving Bancorp. The Shareholder Rights Plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, Bancorp or a large block of Bancorp's common stock. The following summary description of the Shareholder Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Bank's Shareholder Rights Plan, a copy of which is available upon request. The expiration date of the Shareholder Rights Plan is December 19, 2006.

     In connection with the adoption of the Shareholder Rights Plan, the Board of Directors of the Bank declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Bank's common stock to stockholders of record as of the close of business on December 29, 1996. The Rights currently are not exercisable and are attached to and trade with the outstanding shares of the Bank's common stock. Under the Shareholder Rights Plan, the Rights become exercisable (i) if a person becomes an "acquiring person" by acquiring more than 10% of the outstanding shares of the Bank's common stock, or (ii) if a person or group commences a tender offer that would result in that person or group owning more than 10% of the Bank's common stock. In the event that a person becomes an "acquiring person" each holder of a Right (other than the acquiring person) would be entitled to acquire such number of shares of the Bank's preferred stock which are convertible into such number of shares of common stock having a value of twice the then-current exercise price of the Right. If the Bank is acquired in a merger or other business combination transaction after any such event, each holder of a Right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the Right.

  Amendment of Charter and Articles

     The Bank's Charter and Bancorp's Articles both provide that any amendment thereof must be first approved by a majority of the Board of Directors, and then approved by at least two-thirds of the total votes eligible to be cast at a duly constituted meeting (but only a majority of the stockholders in the case of amendments to provisions in the Bank's Charter or Bancorp's Articles, as the case may be, relating to the name, office, powers, and authorized capital stock) except that if at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken on such amendment there is an Interested Stockholder, such amendment shall also require the vote of at least a majority of the Continuing Directors, prior to approval by the stockholders. Notwithstanding the foregoing, the Bank's Charter and Bancorp's Articles both state that to the extent any provision thereof requires approval by a vote of more than two-thirds of the total votes eligible to be cast by stockholders in the election of director, and if, at any time within the 60 day period immediately preceding the meeting at which a stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended after approval of the same vote required by such provision unless such amendment shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of two-thirds of the total votes eligible to be cast by the stockholders shall be required.

     Under Massachusetts law, certain amendments to a corporation's articles of organization require a vote of a majority of the outstanding shares of each class of stock entitled to vote thereon, while other amendments require a two-thirds vote. In either case, the articles of organization may provide for a greater or lesser percentage vote, but not less than a majority. Massachusetts law requires a class vote under certain circumstances when an amendment of the articles of organization will adversely affect the special rights of a class of stock.

  Amendment of By-laws

     The Charter of the Bank and the Articles of Bancorp provide that their respective By-laws may be adopted or amended either by their respective Board of Directors or stockholders. Such action by the Board of Directors of the Bank or Bancorp, as the case may be, shall require the affirmative vote of at least two-thirds of the Directors then in office, unless, in the case of both the Bank and Bancorp, at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors. Such action by the stockholders of the Bank or Bancorp, as the case may be, shall require (i) approval by the majority of the Board of Directors (and, if there is an Interested Stockholder at the time of such action, such action shall also require the affirmative vote of a majority of the Continuing Directors), (ii) unless waived by the majority of the Board of Directors (and, if applicable, the Continuing Directors), the submission by the stockholders of written proposals for amending the By-laws at least 60 days prior to the meeting at which the amendment is to be considered, and (iii) the vote of at least two-thirds of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

EFFECT ON CURRENT MARKET VALUE OF OUTSTANDING BANK STOCK

     Although the Board of Directors does not know of any reason why implementation of the Plan of Reorganization would cause the market value of the stock of Bancorp to be different from the market value of the stock of the Bank immediately prior to consummation of the Reorganization, it is possible that the public trading market could perceive that the stock of Bancorp has a different value from the stock of the Bank. It is not known whether the public trading market will attribute any additional or lesser value to Bancorp Common Stock than it would attribute to Bank Common Stock. On December 20, 2000, the last trading day prior to the day on which the Board of Directors adopted a resolution approving the Plan of Reorganization, the high and low sale prices of Bank Common Stock as quoted on the Nasdaq National Market were $10.00 and $9.75 per share, respectively.

ANTI-TAKEOVER PROVISIONS

     A number of provisions of the Bank's Charter and By-laws and similarly of Bancorp's Articles and By-laws deal with matters of corporate governance and rights of stockholders. Certain of those provisions discussed above may be deemed to have an "anti-takeover" effect, and may discourage takeover attempts not first approved by the Directors (including takeovers which certain stockholders might deem to be in their interests). Although the Board of Directors of Bancorp is not aware of any effort that might be made to gain control of Bancorp after the Reorganization, the Board of Directors believes that those provisions are appropriate to protect the interests of Bancorp and its stockholders from certain hostile takeovers that the Board of Directors believes would not be in the best interests of Bancorp and all of its stockholders. In addition, the Bank has entered into agreements with certain of its officers which require the Bank to make certain payments to such officers upon the termination of their employment under certain circumstances. See "Employment Contracts, Special Termination Agreement."

LEGAL INVESTMENTS

     Under the laws of some jurisdictions, shares of Bank Common Stock may be legal investments for certain institutions and fiduciaries, whereas shares of Bancorp Common Stock may not be legal investments for such investors.

REGULATION OF BANCORP AND THE BANK

     The following summaries of statutes and regulations affecting banks and holding companies do not purport to be complete. Such summaries are qualified in their entirety by reference to such statutes and regulations.

     Holding Company Regulation. As a bank holding company, Bancorp would be subject to regulation and supervision by the Federal Reserve Board under the BHC Act. The regulations of the Federal Reserve Board restrict or require prior approval for acquisitions of ownership or control of banks or other companies, restrict transactions between bank holding companies and their affiliates, restrict tying arrangements, limit nonbanking activities of bank holding companies and their subsidiaries, require the filing of annual and periodic reports and give the Federal Reserve Board supervisory authority over various activities of bank holding companies. The Bank is not currently subject to the regulations or authority of the Federal Reserve Board, except as certain of such regulations are made applicable to the Bank by law or regulations of the FDIC.

     Certain Federal and State Restrictions on Acquisition of Stock. Any attempt to acquire control of the Bank, currently, or Bancorp, following completion of the Reorganization, through the purchase of stock would be subject to regulation under Massachusetts law, and the BHC Act or the federal Change in Bank Control Act of 1978, as amended (the "CBCA").

     With respect to acquisitions of Common Stock of the Bank, Massachusetts law prohibits any person from acquiring voting stock of a bank that would result in such person having the power, directly or indirectly, to direct the management or policies of such bank or to vote 25% or more of such stock unless such person has provided the Commissioner 60 days' prior notice and certain information in connection therewith, and the acquisition has not been disapproved by the Commissioner. An exemption from these requirements is provided for acquiring persons who have complied with substantially similar procedures under the federal law provisions outlined below.

     The Federal Reserve Board's regulations promulgated under the CBCA generally require persons who at any time intend to acquire control of a bank holding company to provide 60 days' prior written notice and certain financial and other information to the Federal Reserve Board. The 60-day notice period does not commence until the information submitted is deemed to be substantially complete. Control for the purpose of the CBCA exists in situations in which the acquiring party would have voting control of at least 25% of any class of a holding company's voting stock. However, under Federal Reserve Board regulations, control would be presumed to exist where the acquiring party would have voting control of at least 10% of any class of the holding company's voting securities if (i) the holding company has a class of voting securities which is registered under Section 12 of the Exchange Act, or (ii) the acquiring party would be the largest holder of a class of voting shares of the holding company. The statute and underlying regulations authorize the Federal Reserve Board to disapprove the proposed acquisition on certain specified grounds. The FDIC has adopted substantially similar regulations under the CBCA which would apply to the acquisition of control of an FDIC-insured bank such as the Bank.

     Under the BHC Act, prior approval of the Federal Reserve Board is generally required for an acquisition of control of a bank or bank holding company by any "company" defined under the BHCA. Control for purposes of the BHCA would be based on a 25% voting stock test or on the ability of the acquiror otherwise to control the election of a majority of the Board of Directors of the bank or bank holding company or to exert controlling influence over the management or policies of the bank or bank holding company (as set forth in the BHCA). As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHCA. In addition, an existing bank holding company would have to obtain prior approval from the Federal Reserve Board under the BHCA if it sought to acquire in excess of 5% of any class of the voting stock of another bank holding company or bank, such as Bancorp or the Bank.

     A bank holding company's business activities are generally limited to those activities which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Registration as a bank holding company would generally require divestiture or other termination of other business activities not approved for bank holding companies by the Federal Reserve Board under the foregoing test. In addition, under the provisions of the Gramm Leach-Bliley Act of 1999, certain bank holding companies that obtain designation as "financial holding companies" by the Federal Reserve Board may be permitted to engage in activities that the Federal Reserve Board determines by order or regulation to be financial in nature or incidental to such financial activity or complementary to a financial activity and the Federal Reserve Board further determines do not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally.

     Bank Regulation. As a Massachusetts-chartered, FDIC-insured savings bank, the Bank is subject to regulation and supervision by the Commissioner and the FDIC. After the Reorganization, the Bank will continue to be subject to such regulation and supervision.

     Massachusetts Law. As a Massachusetts-chartered, stock form savings bank, the Bank now is, and following consummation of the Reorganization will continue to be, subject to regulation and examination by the Commissioner. The Massachusetts banking statutes and regulations govern, among other things, lending and investment powers, deposit activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings, and payment of dividends. The Bank is also subject to state regulatory provisions covering such matters as issuance of capital stock, branching, and mergers and acquisitions. Bancorp has been incorporated as a business corporation under Massachusetts law. Thus, Bancorp is subject to regulation by the Secretary of The Commonwealth of Massachusetts and the rights of its stockholders are governed by Massachusetts corporate law.

     Proposed Legislation. From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the Bank or Bancorp. It cannot be predicted whether any legislation currently being considered will be adopted or how such legislation or any other legislation that might be enacted in the future would affect the business of the Bank or Bancorp.

     Certain Federal Tax Matters. If the Reorganization is consummated, Bancorp and the Bank intend to file consolidated federal income tax returns, which would have the effect of eliminating inter-company distributions, including dividends, in the computation of consolidated taxable income. Bancorp and the Bank are required to file unconsolidated state income tax returns. Although Bancorp and the Bank plan to file consolidated federal income tax returns, distributions from the Bank to Bancorp would have significant adverse tax consequences to the Bank to the extent that the distributions were deemed to be out of the Bank's bad debt reserve balance as of the close of its last taxable year beginning before November 1, 1988 (which amount otherwise generally is not subject to recapture notwithstanding the repeal in 1996 of the special thrift bad debt reserve tax rules) rather than its current taxable earnings and profits. The amount deemed distributed out of the bad debt reserve would increase the Bank's federal taxable income and be subject to federal income tax. However, a dividend distribution will be deemed to be out of the bad debt reserve only if it exceeds the current taxable earnings and profits of the Bank. Some or all of the Bank's current taxable earnings and profits is expected to be paid as an initial dividend to Bancorp by the Bank as part of the Reorganization. The actual amount of the distribution may be adjusted to the extent necessary to avoid any taxable income to the Bank. See "Financial Resources of Bancorp." Bancorp has no present intention to cause the Bank to pay cash dividends that would result in the Bank being required to recognize taxable income.

     Consequences of the Reorganization Under Federal Securities Laws. Upon consummation of the Reorganization, the reporting obligations of the Bank under the Exchange Act, as administered by the FDIC, will be replaced with substantially similar obligations of Bancorp under the Exchange Act, as administered by the SEC. Pursuant to the Exchange Act, Bancorp will file annual, quarterly and periodic reports with the SEC. Bancorp will also be subject to the insider trading requirements of Sections 16(a) and 16(b) of the 1934 Act as administered by the SEC. In connection with the Reorganization, the Bank will deregister the Bank's Common Stock under the Exchange Act.

     Upon consummation of the Reorganization, Bancorp intends to file a Registration Statement on Form S-8 to register the issuance of shares of Bancorp Common Stock under the Stock Option Plans.

     The issuance of Bancorp Common Stock (together with associated preferred stock purchase rights) in connection with the Reorganization is exempt from registration under the Securities Act, as a result of Section 3(a)(12) of the Securities Act. Section 3(a)(12) exempts securities issued in connection with the acquisition of a bank by a newly formed holding company from the registration requirements of the Securities Act. In order to qualify for the exemption (i) the acquisition must occur solely as part of a reorganization in which security holders exchange their shares of the bank for shares of a newly formed holding company with no significant assets other than securities of the bank and its existing subsidiaries, (ii) the security holders must receive the same proportional share interests in the holding company as they held in the bank (except for changes resulting from elimination of fractional interests and the exercise of dissenters' rights), (iii) the rights and interests of security holders in the holding company must be substantially the same as those in the bank prior to the transaction, other than as required by law, and (iv) the assets and liabilities of the holding company on a consolidated basis must be substantially the same as those of the bank prior to the transaction.

     The exemption under Section 3(a)(12) would not apply to future issuances of Bancorp Common Stock. Such future issuances would be subject to the registration requirements of the Securities Act, unless another exemption under the Securities Act were available. In addition, the Section 3(a)(12) exemption does not cover the resale of any of Bancorp Common Stock issued in connection with the Reorganization. Bancorp Common Stock received by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of the Bank or Bancorp may be resold without registration. Shares of Bancorp Common Stock received by persons who are deemed to be "affiliates" of the Bank or Bancorp in connection with the Reorganization will be subject to the resale restrictions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of such persons who become affiliates of Bancorp), which are substantially the same as the restrictions of Rule 144. Persons who may be deemed to be "affiliates" of the Bank or Bancorp generally include individuals or entities that at the time the Plan of Reorganization is submitted for a vote of the stockholders of the Bank control, are controlled by, or are under common control with, the Bank and may include certain officers and directors of the Bank as well as principal stockholders of the Bank.

     Under the terms of the proposed Reorganization whereby the Bank will become a subsidiary of Bancorp, the Stock Option Plans will be continued as and become the stock option plans of Bancorp if the

Reorganization is approved at the Annual Meeting and consummated. Stock options with respect to shares of Bank Common Stock granted under the Stock Option Plans and outstanding prior to consummation of the Reorganization will automatically become options to purchase the same number of shares of Bancorp Common Stock following the Reorganization, upon identical terms and conditions and for an identical price, and Bancorp will assume all of the Bank's obligations with respect to such outstanding options. If the Plan of Reorganization is not approved by the stockholders of the Bank, then the Stock Option Plans will continue to be the stock option plans of the Bank.

RELATED PARTY TRANSACTIONS

     Certain Directors and officers of the Bank and members of their immediate families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of the Bank and which have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Bank and with such corporations and partnerships are on terms comparable to those charged to other customers of the Bank. Included in such transactions are loans to Directors and officers and their associates which were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectability or present other features unfavorable to the Bank.

EMPLOYMENT CONTRACTS, SPECIAL TERMINATION AGREEMENT

     The present employment agreement between the President and Chief Executive Officer and the Bank, which provides for a specified minimum annual compensation and the continuation of benefits currently received, will be amended to include Bancorp as a party. Such employment may be terminated for cause, as defined, without incurring any continuing obligations. Similarly, employment and special termination agreements with certain senior executives currently in place with the Bank will be further amended to include Bancorp as a party. The employment and special termination agreements generally provide for certain lump-sum severance payments to the executives in the event of an involuntary termination of the executives' employment without cause, within a two-year period (three years in the case of Mr. Perreault) following a "change in control of the Bank," as defined therein. See "PROPOSAL 2 -- ELECTION OF A CLASS OF DIRECTORS -- COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Employment Contracts; Special Termination Agreement" (page 27).

RECOMMENDATION OF DIRECTORS

     The Plan of Reorganization has been unanimously approved by the Boards of Directors of the Bank and Bancorp. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ELIGIBLE TO BE CAST BY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE WILL BE REQUIRED TO APPROVE THE PLAN OF REORGANIZATION AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS OF THE BANK BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST INTERESTS OF THE BANK AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE BANK VOTE FOR APPROVAL OF THE PLAN OF REORGANIZATION AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                   PROPOSAL 2

                        ELECTION OF A CLASS OF DIRECTORS

     The Directors are divided into three classes as nearly equal in size as possible. The Directors in each class serve a term of three years, with the terms of the various classes expiring in different years and when the Directors' successors are duly elected and qualified.

     At the Annual Meeting three Class B Directors will be elected to serve until the Annual Meeting of stockholders of the Bank in the year 2004 and until their successors are duly elected and qualified. The Board of Directors has nominated Malcolm W. Braun, Neil H. Cullen and Richard Hart Harrington as Class B Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Bank. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Nominees to the Board of Directors.

     The Board of Directors anticipates that each of the Nominees will stand for election and serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

                        INFORMATION REGARDING DIRECTORS

     The following table sets forth, for each of the three (3) Nominees for election as Class B Director at the Annual Meeting, the Nominee's name and, as of February 28, 2001, the Nominee's age and the date from which the Nominee has served as a Director of the Bank. Similar information is provided for continuing Class C and Class A Directors whose terms do not expire until the annual meetings of the stockholders of the Bank in 2002 and 2003, respectively, and until their successors are duly elected and qualified.

                                                                    TRUSTEE
                                                                    DIRECTOR
         NAMES OF NOMINEES AND CONTINUING DIRECTORS           AGE   SINCE(1)
         ------------------------------------------           ---   --------
       NOMINEES CLASS B (TERM EXPIRING 2004)
Malcolm W. Brawn............................................  61      1991
Neil H. Cullen..............................................  58      1991
Richard Hart Harrington.....................................  64      1995
       CONTINUING DIRECTORS CLASS C (TERM EXPIRING 2002)
Eugene A. Beliveau..........................................  70      1978
Byron R. Cleveland, Jr......................................  69      1968
Robert F. Hatem.............................................  65      1974
Paul A. Miller..............................................  61      1989
       CONTINUING DIRECTORS CLASS A (TERM EXPIRING 2003)
Kathleen I. Boshar..........................................  45      1991
Thomas J. Burke.............................................  60      1985
Marsha A. McDonough.........................................  57      1993

---------------
(1) All Nominees and continuing Directors have served as Directors or Trustees of the Bank since the dates indicated above and continue to serve as Directors of the Bank at the present time.

           PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS

     EUGENE A. BELIVEAU, practicing dentist in North Andover, Massachusetts.

     KATHLEEN I. BOSHAR, Sales Manager, DeWolfe Companies, Andover, Massachusetts, a real estate brokerage company.

     MALCOLM W. BRAWN, Executive Vice President and Secretary of The Andover Companies, Andover, Massachusetts, a property and casualty insurance company.

     THOMAS J. BURKE, Register of Deeds of Essex County, Massachusetts and attorney.

     BYRON R. CLEVELAND, JR., President of J.H. Horne & Sons, Lawrence, Massachusetts, a manufacturer of paper mill machinery.

     NEIL H. CULLEN, Chief Financial Officer of Phillips Academy, Andover, Massachusetts, a private secondary school.

     RICHARD HART HARRINGTON, CPA, Chairman, Gordon, Harrington & Osborn, P.C., certified public accountants, North Andover, Massachusetts.

     ROBERT F. HATEM, Executive Assistant to the President, Northern Essex Community College, Lawrence/Haverhill, Massachusetts.

     MARSHA A. MCDONOUGH, Regional Education Officer, U.S. Department of State, Office of Overseas Schools, Washington, D.C.

     PAUL A. MILLER, President and Chief Executive Officer of the Bank.

     Each of the Nominees and Continuing Directors has held such position(s) for five or more years with the exception of Robert F. Hatem, who has been in his present position since January 1998, and previously was Manager, Customer/Community Relations of Raytheon Corporation's Electronic System Division, Bedford, Massachusetts, a defense contractor, Kathleen I. Boshar, who has been in her present position since July 2000, and previously was Executive Director, Residential Association of Realtors, Greater Boston Real Estate Board, Boston, Massachusetts, and Marsha A. McDonough, who has been in her present position since August, 2000 and previously was Associate Dean, Endicott College, Beverly, Massachusetts.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Bank met 12 times in 2000. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board and all committees of the Board on which such Director served during the period of such Director's service in 2000. The Board of Directors of the Bank has six standing committees: an Executive Committee, a Nominating Committee, an Audit Committee, a Stock Option Committee, a Community Affairs Committee and a Compensation Committee.

     The members of the Executive Committee are Messrs. Burke (Chairman), Beliveau, Brawn, and Miller (President & CEO) plus two additional Board members on a rotating basis. The rotating members of the Executive Committee are drawn from the six other directors not listed in the preceding sentence. Each such rotating member serves as a member of the Executive Committee for a two-month interval (four meetings) approximately twice a year. The Executive Committee is vested with authority of the Board on most matters between meetings of the Board. The Executive Committee met 26 times in 2000.

     The members of the Nominating Committee are Messrs. Burke (Chairman), Beliveau, Brawn and Miller (President & CEO). Persons wishing to nominate persons to the Board of Directors may make such nomination in writing and transmit it to the Nominating Committee of the Board of Directors, who will consider such nomination in accordance with the By-Laws of the Bank. The Nominating Committee met once in 2000.

     The members of the Audit Committee are Messrs. Beliveau (Chairman), Cleveland, Hatem and Harrington. The Audit Committee reviews the scope of the annual audit by the Bank's independent auditors and internal auditors, monitors the Bank's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. The Audit Committee held four meetings in 2000. The Audit Committee and the full Board of Directors have adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix D. Each member of the Audit Committee is an independent director as defined in Rule 4200(a)(15) of the Nasdaq Stock Market's Marketplace Rules.

     The members of the Stock Option Committee are Messrs. Burke (Chairman), Beliveau and Brawn. The Stock Option Committee administers the Bank's stock option plans. The Stock Option Committee held one meeting in 2000.

     The members of the Community Affairs Committee are Messrs. Hatem (Chairman) and Miller. The Community Affairs Committee reviews and approves requests for money from non-profit organizations. The Community Affairs Committee held no meetings in 2000.

     The members of the Compensation Committee are Messrs. Burke (Chairman), Beliveau and Brawn. The Committee prepares an annual appraisal of the performance of the Chief Executive Officer of the Bank and recommends the annual compensation and benefits for the Chief Executive Officer to the Bank's Board of Directors for the approval of the Board. The Compensation Committee met six times in 2000.

AUDIT COMMITTEE REPORT

     The Audit Committee reviews the scope of the annual audit by the Bank's independent auditors and internal auditors, monitors the Bank's internal financial and accounting controls and procedures and recommends to the Board of Directors the appointment of independent auditors. In fulfilling its responsibilities, the Audit Committee:

     - discussed and considered the independence of KPMG LLP, reviewing as necessary all relationships and services which might bear on KPMG LLP's objectivity as outside auditor;

     - received written affirmation from KPMG LLP that it is in fact independent;

     - discussed the overall audit process, receiving and reviewing all reports of KPMG LLP;

     - involved KPMG LLP in the Audit Committee's review of the Bank's financial statements and related reports with management;

     - provided to KPMG LLP full access to the Audit Committee and the full Board of Directors to report on all appropriate matters; and

     - discussed with KPMG LLP all matters required under generally accepted auditing standards to be reviewed.

     The Audit Committee met with selected members of management and KPMG LLP to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; the suitability of accounting principles; financial reporting decisions requiring a high degree of judgment; and audit adjustments, whether or not recorded.

     The Audit Committee recommended to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP as the Bank's outside auditor.

     In addition, the Committee considered the quality and adequacy of the Bank's internal controls and the status of pending litigation, taxation matters and such other areas of oversight of the Bank's financial reporting and audit process as the Audit Committee felt appropriate.

     Based upon its work and the information received in the inquiries outlined above, the Audit Committee recommended to the Bank's Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Federal Deposit Insurance Corporation.

                                            Respectfully submitted,

                                            Eugene A. Beliveau (Chairman)
                                            Byron R. Cleveland, Jr.
                                            Robert F. Hatem
                                            Richard Hart Harrington

COMPENSATION OF DIRECTORS

     The members of the Board of Directors of the Bank who serve on the Executive Committee, except for the Chairman of the Board of Directors and Mr. Miller, currently receive a fee of $600 for each Executive Committee and Board meeting plus a fee of $600 for each Committee meeting attended (other than meetings of the Executive Committee, Compensation Committee, Nominating Committee and Stock Option Committee). The Chairman of the Board of Directors receives a fee of $690 for each meeting attended, except conferences and training meetings outside of the Bank for which the fee is $600. Each Director of the Bank other than members of the Executive Committee receives a fee of $600 for each Board or Committee meeting attended. Each Director receives a fee of $600 for all conferences and training meetings attended outside the Bank. Mr. Miller does not receive any separate compensation for service as a Director or as a member of any of the Committees of the Board of Directors.

                               PRINCIPAL OFFICERS

     The following is a list, as of February 28, 2001, showing the name, age, and position or office held by each of the principal officers of the Bank as well as certain biographical information. Each of the listed Principal Officers are employed by the Bank under the terms and conditions of certain employment agreements. The Bank has also entered into a special termination agreement with Mr. Perreault. See "COMPENSATION OF DIRECTORS AND EXECUTIVE
OFFICERS -- Employment Contracts; Special Termination Agreement" (page 27).

NAME                                                              POSITION                         AGE
----                                                              --------                         ---
Paul A. Miller............................  Director, President and Chief Executive Officer        61

Jeffrey W. Leeds(1).......................  Executive Vice President and Chief Lending Officer     61

Robert P. Perreault(2)....................  Executive Vice President, Residential Mortgage         61
                                            Lending and Clerk

Timothy L. Felter(3)......................  Executive Vice President, Personal Banking and         40
                                            Investment Officer

John E. Sharland(4).......................  Senior Vice President, Chief Financial Officer and     38
                                            Treasurer

Richard J. D'Ambrosio(5)..................  Senior Vice President, Support Services Operations     52

---------------
(1) Jeffrey W. Leeds, who joined the Bank in 1987, has been its Chief Lending Officer since 1988.

(2) Robert P. Perreault, who joined the Bank in 1959, has served as its Clerk from 1978 to the present. From 1989 to January 1999, he served as Executive Vice President and Treasurer. In January 1999, he was appointed Executive Vice President, Residential Mortgage Lending.

(3) Timothy L. Felter, who joined the Bank in 1990, was appointed Senior Vice President of the Bank in 1993, Senior Vice President, Department Manager of Residential Lending in 1994, Investment Officer in 1995 and Executive Vice President, Personal Banking, and Investment Officer in January 1999.

(4) John E. Sharland, who joined the Bank in 1992, was appointed Vice President and Chief Financial Officer in 1994, Senior Vice President in 1998 and Senior Vice President, CFO and Treasurer in January 1999.

(5) Richard J. D'Ambrosio, who joined the Bank in 1983, was elected Vice President of Servicing 1986 and Senior Vice President of Support Services/Operations in 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for the fiscal years ended December 31, 2000, 1999 and 1998 certain information regarding the compensation paid or accrued to Paul A. Miller, Chief Executive Officer of the Bank, and the three other executive officers of the Bank whose total salary and bonus exceeded $100,000 during the year ended December 31, 2000, for services in all capacities to the Bank (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION              LONG TERM COMPENSATION
                                             ----------------------------------   ----------------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
                 NAME AND                     YEAR ENDED                           OPTIONS/       ALL OTHER
            PRINCIPAL POSITION               DECEMBER 31,    SALARY      BONUS     SARS(#)     COMPENSATION($)
            ------------------               ------------   --------    -------   ----------   ---------------
Paul A. Miller.............................      2000       $326,896(1) $62,000          0        $141,234(2)(3)
  President and                                  1999       $313,502(1) $59,000     12,000        $148,929(2)(3)
  Chief Executive Officer                        1998       $302,169(1) $56,000          0        $114,524(2)(3)
Jeffrey W. Leeds...........................      2000       $156,183    $15,100          0        $  4,503(3)
  Executive Vice President                       1999       $147,062    $15,000      9,000        $  4,862(3)
  and Chief Lending Officer                      1998       $139,092    $15,000          0        $  4,104(3)
Robert P. Perreault........................      2000       $119,520    $ 6,000          0        $  3,535(3)
  Executive Vice President                       1999       $114,785    $10,000      9,000        $  3,744(3)
  Residential Lending and Clerk                  1998       $110,890    $10,000          0        $  3,327(3)
Timothy L. Felter..........................      2000       $108,476    $14,700          0        $  3,240(3)
  Executive Vice President                       1999       $100,703    $14,000      9,000        $  3,441(3)
  Personal Banking, Investment Officer           1998       $ 94,658    $12,500          0        $  2,840(3)

---------------
(1) Includes benefits paid on behalf of Mr. Miller and reported as wage compensation to him.

(2) Represents amounts accrued to fund supplemental retirement plans for the benefit of Mr. Miller pursuant to Supplemental Retirement Agreements with Mr. Miller. See "COMPENSATION OF DIRECTORS AND EXECUTIVE
    OFFICERS -- Employment Contracts; Special Termination Agreement" (page 27).

(3) Includes matching contributions by the Bank to the Bank's 401(k) Retirement Savings Plan for the named executive officer.

     The Bank provides an automobile for use by Mr. Miller and pays his membership dues to certain organizations. The aggregate amount of such benefits is less than 10% of Mr. Miller's cash compensation. With the exception of certain insurance premiums paid by the Bank, no other benefits are made available to executive officers that are not made available to all employees of the Bank. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Benefits" (page 29). Employees of the Bank, including the executive officers, are covered by the Bank's group health insurance program, group life insurance program, long-term disability program and business related travel accident insurance plan.

     The following table sets forth certain information concerning stock options exercised during the calendar year ended December 31, 2000 and the number and value of shares of Common Stock of the Bank subject to options held by the named executive officers as of December 31, 2000:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                     SECURITIES         VALUE OF
                                                                     UNDERLYING       UNEXERCISED
                                                                     UNEXERCISED      IN-THE-MONEY
                                                                    OPTIONS/SARS      OPTIONS/SARS
                                              SHARES                  AT FISCAL      AT FISCAL YEAR
                                             ACQUIRED     VALUE     YEAR END (#)         END($)
                                                ON       REALIZED   EXERCISABLE/      EXERCISABLE/
NAME                                         EXERCISE      ($)      UNEXERCISABLE   UNEXERCISABLE(1)
----                                         --------    --------   -------------   ----------------
Paul A. Miller.............................     0           0       133,500/6,000   $662,620/$8,250
Jeffrey W. Leeds...........................     0           0        34,500/4,500   $141,188/$6,188
Robert P. Perreault........................     0           0        34,500/4,500   $148,688/$6,188
Timothy L. Felter..........................     0           0        29,180/4,500   $142,268/$6,188

---------------
(1) Based on a closing price of $10.50 per share of the Bank's Common Stock on December 31, 2000, less the option exercise price.

     There were no options granted to the named executive officers during fiscal year 2000.

EMPLOYMENT CONTRACTS; SPECIAL TERMINATION AGREEMENT

     The Bank entered into employment agreements with Paul A. Miller and Robert
P. Perreault effective on April 21, 1989 and May 9, 1986, respectively, each of which were amended effective December 23, 1992, and with Jeffrey W. Leeds and Timothy L. Felter effective on February 24, 2000. Each of the employment agreements requires the Bank to pay the executive a "Base Salary," which may be increased but shall not be reduced during the term of the agreement and provides for the executive's participation in the Bank's employee benefit plans and arrangements. In addition, the Bank's agreement with Mr. Miller provides the executive with the use of an automobile. Each of the agreements prohibits the executive from disclosing or converting to the executive's own use the Bank's confidential information.

     The agreements with Mr. Miller and Mr. Perreault each had an initial term of three years. The agreements with Mr. Leeds and Mr. Felter have an initial term of two years. Each of the agreements provides that commencing on the second anniversary of the agreement and on each anniversary date thereafter, in the absence of notice of non-extension, the term of the agreement will automatically be extended for an additional one year period.

     Under the employment agreements, the Bank may terminate the executive's employment at any time, with or without "cause" as defined in the agreements. If after notice and reasonable opportunity for the executive to respond, the Bank terminates the executive's employment for "cause," the Bank has no continuing obligations to the executive. If the Bank terminates the executive's employment without cause, the Bank is obligated to continue providing the executive compensation and benefits specified in the agreement for the then remaining term of the agreement. The employment agreement with Mr. Perreault prohibits the executive from competing with the Bank and from soliciting employees or customers of the Bank during a period in which the executive is receiving benefits from the Bank under the agreement and for a one-year period following the executive's resignation or a termination of the executive's employment for cause.

     Each of the employment agreements except for the employment agreement with Mr. Perreault provides for payment of a lump sum to the executive equal to three times the "base amount" of the executive's compensation in the event of a termination of the executive's employment within two years following a "change in control" of the Bank as defined in the agreement, provided that the Bank may reduce this amount to the extent necessary to avoid tax under Section 4999 of the Internal Revenue Code.

     In addition to Mr. Miller's employment agreement, the Bank has adopted two supplemental executive retirement plans for Mr. Miller. The purpose of the supplemental plans, when taken together with the Savings Banks Employees Retirement Association plan described below, is to provide Mr. Miller with annual retirement benefits equal to 70% of the average of his three highest consecutive years gross compensation. The plans also provide certain termination benefits under certain circumstances equal to Mr. Miller's earned and accrued benefits to date, subject to a vesting schedule and other conditions.

     The Bank has also entered into a special termination agreement with Mr. Perreault. As amended, the agreement provides that if there is a "Change in Control" of the Bank, which is generally defined to mean (i) the acquisition by a person or group of persons of beneficial ownership of 15% or more of the Common Stock during the term of the agreement which is not approved as provided in the agreements, or (ii) a merger, contested election or other business combination or sale which results in a change of a majority of the Board of Directors of the Bank, and if at any time during the three-year period following the Change in Control, the Bank were to terminate the contracting officer's employment for any reason other than for "cause," or if the contracting officer were to terminate his own employment following his demotion, loss of title, office or significant authority, or a reduction in his annual compensation, the officer would be entitled to receive certain severance benefits specified in the agreement. In the case of such termination, the officer would be entitled to receive a lump-sum payment in an amount equal to three times his average annual compensation over the five previous years of his employment with the Bank.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Policy

     The Bank's executive compensation program is designed to provide executives with annual salary and benefit plans which are competitive in the industry and with long-term incentives in the form of stock options. The Compensation Committee believes that in order to attract and retain talented executives and to motivate them to achieve the goals of the Bank, compensation opportunities should be comparable to those offered to executives with similar responsibility and position by peer banks. To assist the Compensation Committee, various industry compensation surveys are made available to the Committee.

     The Chief Executive Officer makes executive salary adjustments annually and from time-to-time awards bonuses. The adjustments and bonuses made by the Chief Executive Officer reflect the overall performance of the Bank, the performance of each named executive officer and information for comparable positions in other like institutions. Each executive salary adjustment and bonus is reported to the Board of Directors.

     The Bank periodically grants stock options to some or all of its executive officers as long-term incentives. All stock options granted are at the market value of shares of Common Stock on the date of grant; therefore no benefit accrues to the executives from the stock option unless the market value of the Bank's Common Stock increases and the options are exercised. These grants motivate executives to enhance equity value of the Bank which in turn coincides with the interest of the stockholders. No stock options were granted in 2000.

     Executives may also participate in the Bank's 401(k) Savings Plan and Pension Plan.

  Chief Executive Officer Compensation

     The Bank's Chief Executive Officer's compensation is reviewed annually by the Compensation Committee and is based upon his performance, the overall performance of the Bank relative to budget objectives and information regarding compensation for the Chief Executive Officer position at like institutions. The

Compensation Committee's recommendation for compensation adjustment and if applicable a bonus is then acted upon by the Board.

                                            Respectfully submitted,

                                            Thomas J. Burke (Chairman)
                                            Eugene A. Beliveau
                                            Malcolm W. Brawn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Beliveau, Brawn, Burke and Ford served on the Compensation Committee of the Bank during the fiscal year ended December 31, 2000 (Mr. Ford served as Chairman until May 2, 2000. From and after Mr. Ford's retirement, Mr. Burke served as Chairman.) None of the members of the Compensation Committee has ever served as an officer or employee of the Bank. See also, "Indebtedness of Directors and Management and Certain Transactions with Management and Others" (page 31).

     No executive officer of the Bank served (i) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Bank, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Bank, or
(iii) as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Bank.

STOCK OPTION PLANS

     The Bank's 1986 Stock Option Plan was in effect until 1996. The 1986 Stock Option Plan expired by its own terms in May, 1996. Notwithstanding the expiration of the 1986 Stock Option Plan, outstanding options granted under the 1986 Stock Option Plan continue to be exercisable in accordance with their terms. On December 18, 1997, the Board of Directors of the Bank adopted a new stock option plan (the "1997 Stock Option Plan") as a performance incentive for its officers and other employees and its Directors to replace the expired 1986 Stock Option Plan. The 1997 Stock Option Plan was approved by the stockholders on May 5, 1998 and by the Massachusetts Commissioner of Banks on June 22, 1998. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to the 1997 Stock Option Plan. The 1997 Stock Option Plan also permits the inclusion of stock appreciation rights in any option granted.

     The 1986 and 1997 Stock Option Plans are administered by the Stock Option Committee of the Bank, which is comprised of non-employee Directors of the Bank. The Stock Option Committee currently consists of Messrs. Beliveau, Brawn and Burke.

     As of February 28, 2001 stock options for the purchase of an aggregate of 445,330 shares of Common Stock at an average purchase price per share of $6.70 were outstanding under the 1986 and 1997 Stock Option Plan. Of these options, 365,830 were exercisable on that date. There were 158,800 stock options outstanding under the 1997 Stock Option Plan included in the 445,330 outstanding options. In 2000, options were exercised to purchase 8,000 shares of Common Stock under the 1986 Stock Option Plan.

BENEFITS

     Insurance and Other Benefits. The Bank provides full-time officers and employees with hospitalization, major medical, life, dental, travel accident, and long-term disability insurance under group plans which are available generally and on the same basis to all full-time employees; provided, however, that with respect to the hospitalization and major medical insurance plan, full-time employees hired on or after September 1,

1984, other than Messrs. Miller and Leeds, are required to pay 25% of each month's premiums. The travel accident insurance plan is also made available to part-time employees. The Bank also sponsors a 401(k) Savings Plan which allows participants to defer a percentage of their before-tax compensation from the Bank as a contribution under this plan. Participants have several investment options, including a fund which invests solely in Common Stock of the Bank. All full-time and certain part-time employees are eligible to participate in this plan. The Bank made matching contributions of 50% of the officer and employee contribution during 2000 for all employees who participate in the 401(k) plan up to 3% of each such employee's salary or the maximum amount allowed under the governing tax regulations.

     Pension Plan. The Bank provides a retirement plan for all eligible employees through Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA's sole purpose is to enable participating employers to provide pensions and other benefits for their employees.

     At October 31, 2000, the latest date for which information is available, the present value of accumulated benefits under the retirement plan was fully funded by the market values of related available assets.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and upon certain other assumptions regarding compensation trends and social security.

                            ANNUAL PENSION BENEFIT*
                        BASED ON YEARS OF SERVICE(1)(2)

    AVERAGE                                            10         15         20         25 OR
COMPENSATION(3)                                       YEARS      YEARS      YEARS     MORE YEARS
---------------                                      -------    -------    -------    ----------

   $ 20,000       .................................  $ 2,500    $ 3,750    $ 5,000     $ 6,250

   $ 40,000       .................................  $ 5,294    $ 7,940    $10,587     $13,234

   $ 60,000       .................................  $ 8,994    $13,490    $17,987     $22,484

   $ 80,000       .................................  $12,694    $19,040    $25,387     $31,734

   $100,000       .................................  $16,394    $24,590    $32,787     $40,984

   $120,000       .................................  $20,094    $30,140    $40,187     $50,234

   $125,000       .................................  $21,019    $31,528    $42,037     $52,547

   $140,000       .................................  $23,794    $35,690    $47,587     $59,484

   $150,000       .................................  $25,644    $38,465    $51,287     $64,109

   $170,000**     .................................  $29,344    $44,015    $58,687     $73,359

---------------
*   Based on age 65 retirement in 2001 (Plan Year 11/1/00 - 10/31/01)

** Federal law does not permit defined benefit pension plans to recognize compensation in excess of $170,000 for plan year 2000.

(1) The annual pension benefit is computed on the basis of a straight life annuity.

(2) The Bank provides additional retirement benefits to Mr. Miller through two supplemental retirement plans. See "Employment Contracts; Special Termination Agreement."

(3) Average compensation for purposes of this table is based on the average of the highest three consecutive years preceding retirement.

     The estimated retirement benefits under the plan at normal retirement date computed on the basis of their present salary levels and years of service at such date for Mr. Miller, Mr. Perreault, Mr. Leeds and

Mr. Felter are $46,005 and 16 years, $51,018 and 46 years and $51,756 and 18 years, and $45,903 and 36 years, respectively.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Bank's Common Stock, based on the market price of the Bank's Common Stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Advest New England Thrift Index. The calculation of total cumulative return assumes a $100 investment in the Bank's Common Stock, the S&P 500 and the Advest New England Thrift Index on December 31, 1995.

                                  [Line Graph]
                             FIVE YEAR TOTAL RETURN
            LSBX vs. ADVEST NEW ENGLAND THRIFT INDEX(1) AND S&P 500

                                                   ADVEST NEW ENGLAND
                                                      THRIFT INDEX                   S&P 500                   LSBX INDEX
                                                      ---------------                -------                   ----------
12/31/95                                                    100                         100                         100
3/31/96                                                  101.76                       104.8                      129.73
6/30/96                                                  107.74                      108.88                      116.22
9/30/96                                                  113.59                      111.59                      145.95
12/31/96                                                 130.05                      120.26                      175.68
3/31/97                                                  137.61                      122.92                      213.51
6/30/97                                                  162.42                      137.72                      243.24
9/30/97                                                  201.17                      153.8                       272.97
12/31/97                                                 224.35                      157.56                      354.05
3/31/98                                                  220.2                       178.88                      370.27
6/30/98                                                  209.77                      184.09                      336.49
9/30/98                                                  162.23                      165.12                      278.49
12/31/98                                                 167.36                      199.57                      276.97
3/31/99                                                  143.81                      208.85                      208.11
6/30/99                                                  165.7                       222.87                      203.78
9/30/99                                                  156.46                      208.26                      170.91
12/31/99                                                 150.45                      238.54                      167.9
3/31/00                                                  149.26                      243.3                       155.68
6/30/00                                                  157.42                      236.16                      157.23
9/30/00                                                  169.5                       233.23                      198.12
12/31/00                                                 175.04                      214.36                      239.32

(1) Commencing last year, the Advest New England Thrift Index was substituted for the KBW New England Savings Bank Index, which the Bank used for performance comparison purposes in proxy statements for annual meetings in prior years. Publication of the KBW New England Savings Bank Index was discontinued by its publisher, Keefe Bruyette & Woods, Inc.

     INDEBTEDNESS OF DIRECTORS AND MANAGEMENT AND CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Certain of the Bank's Directors and officers are at present, as in the past, customers of the Bank and from time-to-time have entered into transactions with the Bank in the ordinary course of business. In addition, certain Bank Directors are at present, as in the past, directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank, and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Bank, and with such corporations and partnerships, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Bank, and do not involve more than normal risk of collectability, or present other features unfavorable to the Bank. As a matter of policy, the Bank also makes certain loans to other employees.

     In addition, from time-to-time, the Bank obtains services from one or more of its Directors. However, at no time during the past year did payments to any Director for such services aggregate $60,000 or more.

     Extensions of credit to officers of the Bank are restricted by Bank policy and Massachusetts statute to an amount of not more than $20,000, whether secured or unsecured, and not more than $75,000 for educational purposes, except that a loan not exceeding $275,000 may be made to officers secured by a mortgage on their primary residence. All extensions of credit and loans to officers must be approved by the Executive Committee of the Board of Directors of the Bank, and all extensions of credit and loans to executive officers must also be approved by the Bank's Board of Directors.

     In addition, the Bank is subject to the provisions of Regulation "O" of the Board of Governors of the Federal Reserve System, which: (i) requires the Bank's executive officers, directors and control persons to report to the Bank's Board of Directors any indebtedness to the Bank, (ii) establishes requirements and restrictions as to the terms, size of and approvals necessary for extensions of credit by the Bank to its executive officers, directors, and control persons, and (iii) requires any such loans to be made at the same rates and on the same terms and conditions as comparable loans to unaffiliated persons.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 28, 2001, regarding the beneficial ownership of Common Stock by: (i) each Director and Nominee for Director of the Bank, including Mr. Miller; (ii) each of the other three most highly compensated executive officers of the Bank during the last fiscal year, (iii) all Directors, Nominees for Director and executive officers as a group; and (iv) each person who, to the knowledge of the Bank, beneficially owned more than 5% of the Common Stock at the Record Date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned.

                                                                   AMOUNT
                                                                 AND NATURE
                                                                OF BENEFICIAL         PERCENT
                  NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)(2)      OF CLASS(3)
                  ------------------------                    -----------------     -----------
Directors and Principal Officers
  Eugene A. Beliveau........................................         5,975(4)             *
  Kathleen I. Boshar........................................         3,200                *
  Byron R. Cleveland, Jr....................................         3,600                *
  Robert F. Hatem...........................................         6,775                *
  Paul A. Miller............................................       150,420**           3.44%
  Thomas J. Burke...........................................         8,850                *
  Marsha A. McDonough.......................................         2,800                *
  Malcolm W. Brawn..........................................        19,500(5)             *
  Neil H. Cullen............................................         4,500                *
  Richard Hart Harrington...................................         2,755                *
  Jeffrey W. Leeds..........................................        56,820             1.30%
  Robert P. Perreault.......................................        49,200(6)          1.12%
  Timothy L. Felter.........................................        33,680**              *
  All Directors and Principal Officers as a Group (15
    persons)................................................       383,075(7)**        8.77%

                                                                   AMOUNT
                                                                 AND NATURE
                                                                OF BENEFICIAL         PERCENT
                  NAME OF BENEFICIAL OWNER                     OWNERSHIP(1)(2)      OF CLASS(3)
                  ------------------------                    -----------------     -----------

5% Stockholders
  First Manhattan Co........................................       341,200(8)          7.80%
  William P. Deluca Jr. and Lease and Rental Management
    Corp....................................................       434,800(9)           9.6%

---------------
 *  Less than one percent

** Includes shares held in the Bank's 401(k) Plan. The estimated shares so held with respect to each such participant are: Paul A. Miller, 12,420 shares, Timothy L. Felter, 7,880 shares; John E. Sharland, 3,573 shares; and all Directors and Principal Officers as a Group (15 persons), 23,872 shares, respectively.

(1) In accordance with the applicable rules of the Federal Deposit Insurance Corporation (the "FDIC"), a person is deemed to be the beneficial owner of shares of the Common Stock of the Bank if he or she has or shares voting power or investment power with respect to such shares or has the right to acquire beneficial ownership at any time within 60 days. As used herein, "voting power" means the power to vote or direct the voting of shares, and "investment power" means the power to dispose or direct the disposition of shares. Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated.

(2) Including shares of the Bank's Common Stock which Directors and principal officers of the Bank have the right to acquire within 60 days of February 28, 2001 pursuant to options granted under the 1986 and 1997 Stock Option Plans of the Bank. The following persons have exercisable options to purchase the number of shares indicated: Mr. Miller, 133,500 shares; Messrs. Leeds and Perreault, 34,500 shares each; Mr. Felter, 29,180 shares; Mr. D'Ambrosio, 21,500 shares; Mr. Sharland, 11,500 shares; Mr. Burke, 7,500 shares; Messrs. Beliveau and Hatem, 3,500 shares each; Messrs. Cleveland and Harrington 2,500 shares each; Ms. McDonough, 2,100 shares; Ms. Boshar and Messrs. Brawn and Cullen 1,500 shares each; and all Directors and principal officers as a group, 290,780 shares. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS -- Stock Option Plans" (page 29).

(3) Computed on the basis of 4,371,500 outstanding shares as of February 28, 2001 plus 290,780 shares subject to options exercisable within 60 days of February 28, 2001 held by the named individual or group.

(4) Includes 700 shares owned by a household member, as to which Dr. Beliveau disclaims beneficial ownership.

(5) Includes 1,000 shares owned by his spouse, as to which Mr. Brawn disclaims beneficial ownership.

(6) Includes 700 shares owned by his spouse, as to which Mr. Perreault disclaims beneficial ownership.

(7) The stated number of shares owned by principal officers and Directors of the Bank includes 92,295 shares currently issued and outstanding and 290,780 shares subject to stock options exercisable within 60 days of February 28, 2001.

(8) Based solely on Amendment No. 2 to Form 13G filed with the Securities and Exchange Commission on or about February 7, 2001, First Manhattan Co. reports beneficial ownership of 341,200 shares of Bank Common Stock. First Manhattan Co. reports sole voting and dispositive power with respect to 284,300 shares, shared voting power with respect to 26,400 shares and shared dispositive power with respect to 56,900 shares. First Manhattan Co.'s address is 437 Manhattan Avenue, New York, NY 10022.

(9) Based solely on a Form 13G filed with the Federal Deposit Insurance Corporation on or about February 9, 2001, Lease and Rental Management Corp. reports beneficial ownership of 415,400 shares of Common Stock of the Bank. Based solely on a Form 13G filed with the Federal Deposit Insurance Corporation on or about February 9, 2001, Mr. William P. DeLuca Jr. reports beneficial ownership of

    434,800 shares of Common Stock of the Bank, with sole voting and dispositive power with respect to 10,500 shares and shared voting and dispositive power with respect to 424,300 shares. Both Mr. DeLuca and Lease and Rental Management Corp. have an address of 45 Haverhill Street, Andover, Massachusetts 01810.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations of the FDIC and Section 16(a) of the Securities Exchange Act of 1934, as amended, the Bank's officers and Directors and persons who own more than ten percent of a registered class of the Bank's equity securities must file reports of ownership and changes in ownership with the FDIC and the Nasdaq Stock Market. Officers, Directors and greater-than-ten-percent stockholders are required to furnish the Bank with copies of all ownership reports they file. Based solely on its review of the copies of such reports received by the Bank with respect to its fiscal year 2000, or written representations from certain reporting persons, the Bank believes that during 2000 all Section 16(a) filing requirements applicable to its officers, Directors, and greater-than-ten-percent stockholders were satisfied except as described herein. On December 11, 2000, Director Kathleen Boshar exercised options to purchase 1000 shares of Common Stock of the Bank. The foregoing transaction was reported approximately a week and a half late upon the filing of Form F-8.

                                   PROPOSAL 3

                         PROPOSAL FOR ELECTION OF CLERK

     At the Annual Meeting, the Clerk of the Bank will be elected to serve until the 2002 Annual Meeting and until his successor is duly elected and qualified. The Board of Directors has nominated Robert P. Perreault for the position of Clerk. Mr. Perreault is currently serving as Clerk of the Bank and has served in that capacity since 1978. For further biographical and employment information regarding Mr. Perreault, see "PROPOSAL 2 -- ELECTION OF A CLASS OF DIRECTORS -- PRINCIPAL OFFICERS" (page 25) and "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS" (page 26). Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of Robert Perreault as Clerk of the Bank.

     The Board of Directors anticipates that Mr. Perreault will stand for election and serve, if elected, as Clerk. However, if Mr. Perreault fails to stand for election or is unable to serve as Clerk, the Board of Directors may fill the vacancy in the office of Clerk until the next meeting of the stockholders of the Bank.

                                   PROPOSAL 4

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Bank has appointed KPMG LLP as independent auditors for the Bank for the current fiscal year. KPMG LLP has served as the Bank's independent auditors since 1980. KPMG LLP has no direct or indirect financial interest in the Bank, nor has it had any connection with the Bank in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     The professional services provided by KPMG LLP include the audit of the annual consolidated financial statements of the Bank, review of the filings with various state and federal regulatory agencies, general accounting services and preparation of income tax returns. A representative of KPMG LLP will be present at the Annual Meeting to answer appropriate questions that may be raised orally and to make a statement if he or she desires to do so.

AUDIT FEES

     The aggregate audit fees paid to KPMG LLP for fiscal year 2000 were $91,000. This sum includes the cost incurred by the Bank in connection with KPMG LLP's audit of the year end financial statements as well as the reviews of the financial statements of Bank included in the Bank's Forms 10-Q for fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     For fiscal year 2000, there were no fees billed by KPMG LLP relating to the design, implementation, operation or management of the Bank's financial information systems.

ALL OTHER FEES

     The aggregate amount of all other fees billed by KPMG LLP for services rendered to the Bank during fiscal year 2000 is $48,000. This sum includes fees for tax return preparation and tax advisory services.

     The Audit Committee of the Board of Directors of the Bank has determined that the payment to KPMG LLP of these tax return preparation and advisory fees is compatible with maintaining KPMG LLP's independence as the Bank's principal accountants.

     Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the ratification of KPMG LLP as independent auditors for the current fiscal year.

                  STOCKHOLDER PROPOSALS AT 2002 ANNUAL MEETING

     Under the rules of the Securities and Exchange Commission, as cross-referenced by the FDIC, if any stockholder intends to present a proposal at the Annual Meeting of stockholders and desires that it be considered for inclusion in the Bank's proxy statement and form of proxy for such meeting, it must be received by the Bank not less than 120 calendar days before the anniversary of the mailing date of the Bank's proxy statement for the prior year. Accordingly, if any stockholder intends to present a proposal at the year 2002 Annual Meeting and wishes it to be considered in the Bank's proxy statement and form of proxy, such proposal must be received by the Bank on or before December 24, 2001. In addition, the Bank's By-Laws provide that any director nominations and new business submitted by a stockholder must be filed with the Clerk of the Bank no fewer than 60 days, but no more than 90 days, prior to the date of the one-year anniversary of the previous Annual Meeting, and that no other nominations or proposals by stockholders shall be acted upon at the Annual Meeting. Certain exceptions under the By-Laws apply to annual meetings of stockholders. Any such proposal should be mailed to: Clerk, Lawrence Savings Bank, 30 Massachusetts Avenue, North Andover, Massachusetts 01845. If the Reorganization described in this Proxy Statement is consummated, the deadline for submission of proposals to be considered at the 2002 Annual Meeting of Bancorp will be the same as it would otherwise have been for the 2002 Annual Meeting of the Bank. Such proposals should be mailed to: Clerk, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Bank knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion in accordance with their best judgment.

                                                                       EXHIBIT A

                     PLAN OF REORGANIZATION AND ACQUISITION

                     PURSUANT TO SECTION 26B OF CHAPTER 172
                      OF THE GENERAL LAWS OF MASSACHUSETTS

     This Plan of Reorganization and Acquisition (the "Plan") is dated as of March 12, 2001, and made between Lawrence Savings Bank, a Massachusetts savings bank in stock form (the "Bank"), and LSB Corporation, a Massachusetts corporation ("LSB Corp.").

     The Bank is a stock savings bank, duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with its principal office at 30 Massachusetts Avenue, North Andover, Massachusetts 01845. As of the date hereof, the authorized capital stock of the Bank consists of (1) 20,000,000 shares of common stock, par value $0.10 per share (the "Bank Common Stock"), of which 4,371,500 shares are issued and outstanding, 286,530 shares are reserved for issuance under the Bank's 1986 Stock Option Plan (as the same may be renamed from time to time), and, 158,800 shares are reserved for issuance under the Bank's 1997 Stock Option Plan (the 1986 Stock Option Plan and the 1997 Stock Option Plan are collectively referred to herein as the "Stock Option Plans"), and (2) 5,000,000 shares of preferred stock, par value $0.10 per share, none of which shares are issued and outstanding.

     LSB Corp. is a corporation, duly organized and validly existing under the laws of The Commonwealth of Massachusetts, with its principal office at 30 Massachusetts Avenue, North Andover, Massachusetts 01845. The articles of organization of LSB Corp. at the Effective Time (as defined herein) will provide for authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.10 per share (the "LSB Corp. Common Stock"), and 5,000,000 shares of preferred stock, par value $0.10 per share. As of the date hereof, there are 100 shares of LSB Corp. Common Stock issued and outstanding, all of which are held by the Bank.

     The Bank and LSB Corp. have agreed that LSB Corp. will acquire all of the issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) in exchange for shares of LSB Corp. Common Stock (together with associated preferred stock purchase rights) pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts and of this Plan. The Plan has been adopted and approved by a vote of a majority of all the members of the Board of Directors of the Bank, and by a vote of a majority of all the members of the Board of Directors of LSB Corp. The officers of the Bank and of LSB Corp. whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

     Now, THEREFORE, in consideration of these premises, the Bank and LSB Corp. agree as follows:

SECTION 1 -- APPROVAL AND FILING OF PLAN

     1.1. The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with the applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Essex, Commonwealth of Massachusetts. Both of said publications shall be at least fifteen days prior to the date of the meeting.

     1.2. Upon approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Bank Common Stock as required by law, the Bank and LSB Corp. shall submit the Plan to the Commissioner of Banks of The Commonwealth of Massachusetts (the "Bank Commissioner") for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the General Laws of

Massachusetts. The Plan shall be accompanied by such certificates of the respective officers of the Bank and LSB Corp. as may be required by law and a written request from the Bank that the Plan not be filed by the Bank Commissioner until such future time as the Bank Commissioner shall have received from the Bank and LSB Corp. the written notice described in Subsection 2.1.

     1.3. If the requisite approval of the Plan is obtained at the meeting of holders of Bank Common Stock referred to in Subsection 1.1, thereafter and until the Effective Time, as hereinafter defined, the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that the Plan has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to acquisition by LSB Corp. pursuant to the Plan.

SECTION 2 -- DEFINITION OF EFFECTIVE TIME

     2.1. The Plan shall become effective at 12:01 A.M. on the first business day following the date on which the Bank and LSB Corp. advise the Bank Commissioner in writing (i) that all the conditions precedent to the Plan becoming effective specified in Section 5 have been satisfied and (ii) that the Plan has not been abandoned by the Bank or LSB Corp. in accordance with the provisions of Section 6, or at such other date and time as is specified in such written notice to the Bank Commissioner. Such time is hereafter called the "Effective Time."

SECTION 3 -- ACTIONS AT THE EFFECTIVE TIME

     3.1. At the Effective Time, LSB Corp. shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, LSB Corp. shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

     3.2. At the Effective Time, the shares of LSB Corp. Common Stock which are outstanding immediately prior to the Effective Time shall be canceled.

     3.3. At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) shall, without any further action on their part or on the part of LSB Corp., automatically and by operation of law cease to own such shares and shall instead become owners of one share of LSB Corp. Common Stock (together with associated preferred stock purchase rights) for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of LSB Corp. Common Stock, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof.

     3.4. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of LSB Corp. Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

     3.5. Notwithstanding any of the foregoing, any Dissenting Stockholder, as defined in Subsection 8.1, shall have such rights as are provided by Subsection
8.2 and by the laws of The Commonwealth of Massachusetts.

SECTION 4 -- ACTIONS AFTER THE EFFECTIVE TIME

     As soon as practicable and in any event not more than thirty days after the Effective Time:

     4.1. LSB Corp. shall deliver to the transfer agent for the Bank and LSB Corp. (the "Transfer Agent"), as agent for the then holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which dissenters' appraisal rights shall have been exercised), a certificate or certificates for the aggregate number of shares of LSB Corp. Common Stock (the "New Certificates"), to which said holders shall be entitled. Each such holder may surrender his Old Certificate to the Transfer Agent and receive in exchange therefor a New Certificate for an equal number of shares of LSB Corp. Common Stock. However, holders of Old Certificates need not surrender Old Certificates to the transfer Agent in exchange for a New Certificate. The Transfer Agent shall treat Old Certificates as representing for all purposes an equal number of shares of LSB Corp. Common Stock.

     4.2. LSB Corp. may publish a notice to the holders of all Old Certificates, specifying the Effective Time of the Plan and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange for a New Certificate representing an equal number of shares of LSB Corp. Common Stock. Such notice may likewise be given by mail to such holders at their addresses on the Bank's records.

SECTION 5 -- CONDITIONS PRECEDENT

     The Plan and the acquisition provided for herein shall not become effective unless all of the following first shall have occurred:

     5.1. The Plan shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding Bank Common Stock at a meeting of such stockholders called for such purpose.

     5.2. The Plan shall have been approved by the Bank Commissioner and a copy of the Plan with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B of Chapter 172 of the General Laws of Massachusetts.

     5.3. Any approval, consent, or waiver required by the Board of Governors of the Federal Reserve System shall have been received, and any waiting period imposed by applicable law shall have expired.

     5.4. The Bank shall have received a favorable opinion from KPMG, LLP, satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of the Plan and the acquisition contemplated thereby.

     5.5. The shares of LSB Corp. Common Stock (together with associated preferred stock purchase rights) to be issued to the holders of Bank Common Stock pursuant to the Plan shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws.

     5.6. The Bank and LSB Corp. shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by the Bank or LSB Corp., prior to the consummation of the acquisition provided for by the Plan and to LSB Corp.'s having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it thereunder.

SECTION 6 -- ABANDONMENT OF PLAN

     6.1. The Plan may be abandoned by either the Bank or LSB Corp. at any time before the Effective Time in the event that:

          (a) Necessary regulatory approvals cannot be obtained, or the conditions or obligations associated with such regulatory approvals make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of Bank or LSB Corp.;

          (b) The number of shares of Bank Common Stock owned by Dissenting Stockholders, as defined in Subsection 8.1, shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or LSB Corp.;

          (c) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or LSB Corp.; or

          (d) For any other reason consummation of the acquisition contemplated by the Plan is inadvisable in the opinion of the Bank or LSB Corp..

     Such abandonment shall be effected by written notice by either the Bank or LSB Corp. to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such on the part of the Bank or LSB Corp. or the Directors, officers, employees, agents or stockholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and LSB Corp. in connection with the Plan and the proposed acquisition. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.

SECTION 7 -- AMENDMENT OF PLAN

     7.1. The Plan may be amended or modified at any time by mutual agreement of the Boards of Directors of LSB Corp. and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Bank Commissioner shall approve of such amendment or modification.

SECTION 8 -- RIGHTS OF DISSENTING STOCKHOLDERS

     8.1. "Dissenting Stockholders" shall mean those holders of Bank Common Stock who file with the Bank before the taking of the vote on the Plan, written objection to the Plan, pursuant to Section 86 of Chapter 156B of the General Laws of Massachusetts, stating that they intend to demand payment for their shares of Bank Common Stock if the Plan is consummated and whose shares are not voted in favor of the Plan.

     8.2. Dissenting Stockholders who comply with the provisions of Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the fair value of such shares as provided by law, shall be canceled. Shares of LSB Corp. Common Stock, to which Dissenting Stockholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of LSB Corp. Common Stock and may be sold or otherwise disposed of by LSB Corp. at the discretion of, and on such terms as may be fixed by, its Board of Directors.

SECTION 9 -- STOCK OPTIONS; SHAREHOLDER RIGHTS PLAN

     9.1 By approving and entering into the Plan and by consummation of the acquisition contemplated by the Plan, LSB Corp. shall have approved adoption by LSB Corp. of the Stock Option Plans of the Bank as the Stock Option Plans of LSB Corp. and shall have agreed to issue LSB Corp. Common Stock in lieu of Bank Common Stock pursuant to stock options then outstanding under the Stock Option Plans. As of the Effective Time, the unexercised portion of the options outstanding under the existing Stock Option Plans shall be assumed by LSB Corp. and thereafter shall be exercisable only for shares of LSB Corp. Common Stock, with each such option being exercisable for a number of shares of LSB Corp. Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such option. LSB Corp. and the Bank shall make appropriate amendments to the Stock Option Plans to reflect the adoption of such plans as the Stock Option Plans of LSB Corp. without adverse effect upon the options outstanding under the Stock Option Plans.

     9.2 By approving and entering into the Plan and by consummation of the acquisition contemplated by the Plan, and subject to any required third party consents or approvals, LSB Corp. shall be deemed to have approved adoption by LSB Corp. of the Rights Agreement dated as of December 19, 1996 between the Bank and State Street Bank and Trust Company (the "Shareholder Rights Plan") as the Shareholder Rights Plan of LSB Corp. and to have agreed to issue LSB Corp. Preferred Stock in lieu of Bank Preferred Stock pursuant to preferred stock purchase rights then outstanding under the Shareholder Rights Plan. As of the Effective Time, the unexercised portion of the rights outstanding under the existing Shareholder Rights Plan shall be assumed by LSB Corp. and thereafter shall be exercisable only for shares of LSB Corp. Preferred Stock, with each such right being exercisable for a number of shares of LSB Corp. Preferred Stock equal to the number of shares of Bank Preferred Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such right or Preferred Stock except that any term or condition referring to the acquisition of a specified number or percentage of outstanding shares of Bank Common or Preferred Stock shall be deemed to refer respectively to a like number or percentage of outstanding shares LSB Corp. Common or Preferred Stock. LSB Corp. and the Bank shall make appropriate amendments to the Shareholder Rights Plan to reflect the adoption of such plan as the Shareholder Rights Plan of LSB Corp. without adverse effect upon any rights outstanding under the such plan.

SECTION 10 -- GOVERNING LAW

     The Plan shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

SECTION 11 -- COUNTERPARTS

     The Plan may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of the Plan, it shall not be necessary to produce or account for more than one such counterpart.

                                            LAWRENCE SAVINGS BANK

                                            By: /s/
                                              ----------------------------------
                                              Paul A. Miller
                                              President and Chief Executive
                                                Officer
ATTEST:

/s/
---------------------------------------------------
Robert P. Perreault
Clerk
                                            LSB CORPORATION

                                            By: /s/
                                              ----------------------------------
                                              Paul A. Miller
                                              President and Chief Executive
                                                Officer
ATTEST:

/s/
---------------------------------------------------
Robert P. Perreault
Clerk

     I hereby approve this Plan of Reorganization and Acquisition.

                                            ------------------------------------
                                            Thomas J. Curry
                                            Commissioner of Banks
---------------------------------------------------
Date

                                                                       EXHIBIT B

                                   APPRAISAL

SEC. 86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87.  STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the rights of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in section 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SEC. 91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The cooperation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                       EXHIBIT C

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH
             ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                                   ARTICLE I
                      The exact name of the corporation is

                                LSB Corporation

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

     See Addendum A attached hereto.

                                  ARTICLE III

     State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

       WITHOUT PAR VALUE                           WITH PAR VALUE
--------------------------------   -----------------------------------------------
   TYPE         NUMBER OF SHARES      TYPE         NUMBER OF SHARES      PAR VALUE
----------      ----------------   ----------      ----------------      ---------
 Common:                            Common:           20,000,000           $0.10
Preferred:                         Preferred:          5,000,000           $0.10

                                   ARTICLE IV

     If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

     See Addendum B attached hereto.

                                   ARTICLE V

     The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     None.

                                   ARTICLE VI

     Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

     See Addendum C attached hereto.

                                  ARTICLE VII

     The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII
       THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART
                        OF THE ARTICLES OF ORGANIZATION.

     a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                30 Massachusetts Avenue, North Andover, MA 01845

     b. The name, residential address and post office address of each director and officer of the corporation is as follows:

          NAME             RESIDENTIAL ADDRESS      POST OFFICE ADDRESS
                     See Addendum D attached hereto.

     c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
                                    October

     d. The name and business address of the resident agent, if any, of the corporation is:

                                   ARTICLE IX

     By-Laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

     IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and those name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 12th day of March, 2001.

                                                     /s/  Kevin J. Handly
                                                 -------------------------------
                                               c/o Goulston & Storrs, P.C.
                                                   400 Atlantic Avenue
                                                     Boston, MA 02110

                                   ADDENDUM A
                                     TO THE
                            ARTICLES OF ORGANIZATION
                               OF LSB CORPORATION

ARTICLE II

     A.  To acquire, invest in or hold stock in any subsidiary permitted under
         (i) the Bank Holding Company Act of 1956, and (ii) Massachusetts General Laws, Chapter 167A, as such statutes may be amended from time to time, and to engage in any other activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

     B. To buy, sell, invest in, hold and deal in property of every nature and description, real and personal, tangible and intangible permissible for such a corporation.

     C. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraphs.

                                      A-1
                                   ADDENDUM B
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                LSB CORPORATION

ARTICLE IV.  Capital Stock.

     The total number of shares of all classes of capital stock which LSB Corporation ("LSB") is authorized to issue is 25,000,000 shares, of which 20,000,000 shares shall be common stock, $0.10 par value per share, and 5,000,000 shares shall be preferred stock, $0.10 par value per share. The shares may be issued by LSB from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of LSB which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of LSB's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

     A. Common Stock. Except as provided by law or in this Article IV (or in any supplemental sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     If there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of LSB, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of LSB the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of LSB, to receive the remaining assets of LSB available for distribution, in cash or in kind, in proportion to their holdings.

     B. Preferred Stock. The Board of Directors of LSB is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations, and restrictions thereof, including, but not limited to, determination of one or more of the following:

          (1) The distinctive serial designation and the number of shares constituting such series;

          (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

          (3) The voting powers, if any, of shares of such series;

          (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of LSB;

          (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemable or purchased through the application of such fund;

          (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of LSB, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (8) The price or other consideration for which the shares of such series shall be issued; and

          (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

     Unless otherwise provided by law, any such vote shall become effective when LSB files with the Secretary of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of LSB, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                                   ADDENDUM C
                                     TO THE
                            ARTICLES OF ORGANIZATION
                               OF LSB CORPORATION

ARTICLE VI(A).  Certain Business Combinations.

SECTION 1.  Vote Required for Certain Business Combinations.

     A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles of Organization, and except as otherwise expressly provided in Section 2 of this
Article VI(A):

          (1) any merger or consolidation of LSB or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of LSB or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

          (3) the issuance or transfer by LSB or any Subsidiary (in one transaction or a series of transactions) of any securities of LSB or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

          (4) the adoption of any plan or proposal for the liquidation or dissolution of LSB proposed by or on behalf of any Interested Stockholder of any Affiliate of any Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), any recapitalization of LSB, any merger or consolidation of LSB with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of LSB or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require (subject to Section 2 of this Article VI(A)) the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares of capital stock of LSB entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

     B. Definition of "Business Combination." The term "Business Combination" as used in this Article VI(A) shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this Section 1.

SECTION 2.  When Higher Vote is Not Required.

     The provisions of Section 1 of this Article VI(A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if all of the conditions specified in either of the following Paragraphs A or B are met:

     A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors then in office (as hereinafter defined); or

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

          (1) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

             (b) the highest Fair Market Value per share of common stock on any date during the one-year period prior to and including the Announcement Date; and

             (c) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article VI(A) as the "Determination Date"), whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

          (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

             (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

             (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from LSB in the event of any voluntary or involuntary liquidation, dissolution or winding up of LSB;

             (c) the highest Fair Market Value per share of such class of Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

             (d) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

          (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (4) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business Combination:

             (a) there shall have been (i) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series having a preference over the common stock of LSB as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors; and (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

             (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

          (5) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by LSB, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

          (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of LSB at least twenty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3.  Certain Definitions.

     For the purpose of these Articles of Organization:

     A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

     B. "Interested Stockholder" shall mean any person (other than LSB or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

          (2) is an Affiliate of LSB and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by a majority of the Continuing Directors.

     C.  A person shall be a "beneficial owner" of any shares of Voting Stock:

          (1) which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to the Voting Stock (a) the right to acquire or direct the acquisition of (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or
     (c) the right to dispose of or transfer or direct the disposition or transfer of, pursuant to any agreement, arrangement, understanding or otherwise; or

          (2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by LSB; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by LSB.

     G. "Continuing Director" means any member of the Board of Directors of LSB (the "Board") who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     H.  "Fair Market Value" means:

          (1) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

          (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

     I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of LSB for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934. When persons act together for any such purpose, their group is deemed to have acquired their stock.

     J. In the event of any Business Combination in which LSB survives, the phrase "other consideration to be received" as used in Paragraphs B(1) and (2) of Section 2 of this Article VI(A) shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION 4.  Powers of the Board of Directors.

     A majority of the Directors of LSB (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article VI(A), on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of any class of securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article VI(A) have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by LSB or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (F) any other matters of interpretation arising under this Article VI(A). The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article VI(A).

SECTION 5.  No Effect on Fiduciary Obligations of Interested Stockholders.

     Nothing contained in this Article VI(A) shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

ARTICLE VI(B).  Standards for Board of Directors' Evaluation of Offers.

     The Board of Directors of LSB, when evaluating any offer of another person (as defined in Article VI(A) hereof) to (A) make a tender or exchange offer for any equity security of LSB or any Subsidiary (as defined in Article VI(A) hereof), (B) merge or consolidate LSB or any Subsidiary with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of LSB or any Subsidiary, shall, in connection with the exercise of its judgment in determining what is in the best interests of LSB and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on LSB's and/or any Subsidiaries' present and future account holders, borrowers and employees; on the communities in which LSB or any Subsidiary operates or is located; and on the ability of LSB and its Subsidiaries to fulfill their objectives under applicable statutes and regulations.

ARTICLE VI(C).  Pre-emptive Rights.

     Holders of the capital stock of LSB shall not be entitled to preemptive rights with respect to any shares of the capital stock of LSB which may be issued.

ARTICLE VI(D).  Directors.

     LSB shall be under the direction of a Board of Directors. The number of Directors shall not be fewer nor more than permitted by law. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually.

     Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than (i) 80% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) 66 2/3% of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VI(E).  Transactions with Interested Persons.

     SECTION 1. Unless entered into in bad faith or in violation of any provision of these Articles of Organization, no contract or transaction by LSB shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

     SECTION 2. For the purposes of this Article VI(E), "Interested Person" means any person or organization in any way interested in LSB whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of LSB is in any way interested.

     SECTION 3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of these Articles of Organization, no Interested Person, because of such interest, shall be liable to LSB or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

     SECTION 4. The provisions of this Article VI(E) shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of LSB at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

ARTICLE VI(F).  Acting as a Partner, Member or Manager.

     LSB may be a partner, member or manager in any business enterprise which LSB would have power to conduct by itself.

ARTICLE VI(G).  Stockholders' Meetings.

     Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

ARTICLE VI(H).  Call of Special Meetings.

     Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if one is elected, the President or by the affirmative vote of a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

ARTICLE VI(I).  Amendment of By-Laws.

     The By-Laws of LSB may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of LSB. Such action by the Board of Directors shall require the affirmative vote of at least 66 2/3% of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of the Board of Directors of LSB then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered and (iii) the affirmative vote of at least 66 2/3% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

ARTICLE VI(J).  Amendment of Articles of Organization.

     No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of LSB then in office, and thereafter approved by the stockholders by not less than 66 2/3% of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles I, II and III and the first sentence of Article IV as set forth in Addendum B to these Articles of Organization, by not less than a majority of the total votes eligible to be cast at a duly constituted meeting; provided, however, that if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office, prior to approval by the stockholders. Notwithstanding the foregoing, to the extent that any provision of these Articles of Organization stipulates stockholder approval by a vote of more than 66 2/3% of the total votes eligible to be cast by stockholders in the election of directors, and if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended, altered, changed or repealed after approval by the same vote required by such provision, unless such amendment, alteration or repeal shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of 66 2/3% of the total votes eligible to be cast by the stockholders shall be required. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of the Commonwealth may specify.

                                   ADDENDUM D
                                     TO THE
                            ARTICLES OF ORGANIZATION
                               OF LSB CORPORATION

ARTICLE VIII(b)

     The name, residential address and post office address of each director and officer of the corporation is as follows:

                                                                       RESIDENTIAL                POST OFFICE
               TITLE                            NAME                     ADDRESS                    ADDRESS
               -----                            ----                   -----------                -----------
President/Chief Executive Officer...  Paul A. Miller              43 Covey Hill Rd.        30 Massachusetts Ave.
                                                                  Reading, MA 01867        North Andover, MA 01845

Senior Vice President/Chief           John E. Sharland            52 Mount View Dr.        30 Massachusetts Ave.
Financial...........................
Officer and Treasurer                                             Clinton, MA 01510        North Andover, MA 01845

Executive Vice President/...........  Robert P. Perreault         30 Riverview Ave.        30 Massachusetts Ave.
Clerk and Secretary                                               Methuen, MA 01844        North Andover, MA 01845

Directors:..........................  Eugene A. Beliveau          25 West Parish Ct.,      328 Main Street
                                                                  U28D                     North Andover, MA 01845
                                                                  Haverhill, MA 01832
                                      Kathleen I. Boshar          17 Stonegate Road        76 Main Street
                                                                  Chelmsford, MA 01824     Andover, MA 01810
                                      Malcolm W. Brawn            17 Hawk Hill Lane        95 Old River Road
                                                                  Ipswich, MA 01938        Andover, MA 01810
                                      Thomas J. Burke             6 West Chester Dr.       381 Common Street
                                                                  Lawrence, MA 01843       Lawrence, MA 01842
                                      Byron R. Cleveland, Jr.     130 Holt Road            109 Blanchard Street
                                                                  Andover, MA 01810        Lawrence, MA 01843
                                      Neil H. Cullen              74 Bartlett Street       South Main Street
                                                                  Andover, MA 01810        Andover, MA 01810
                                      Richard Hart Harrington     23 Ipswich Street        30 Massachusetts Ave.
                                                                  No. Andover, MA 01845    North Andover, MA 01845
                                      Robert F. Hatem             780 Andover Street       North Essex
                                                                  Lowell, MA 01850         Community College
                                                                                           Haverhill, MA 01830
                                      Marsha A. McDonough         42 Fairmount Ave.        U.S. Dept. of State
                                                                  Wakefield, MA 01880      Office of Overseas
                                                                                           Schools Room H328, SA-1
                                                                                           Washington, DC 20522-0132
                                      Paul A. Miller              43 Covey Hill Rd.        30 Massachusetts Ave.
                                                                  Reading, MA 01867        North Andover, MA 01845

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                          (GENERAL LAWS, CHAPTER 156B)

--------------------------------------------------------------------------------

     I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $
having been paid, said articles are deemed to have been filed with me this
               day of                     , 20               .

Effective date:____________________

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

     FILING FEE: One-tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.

                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                             Kevin J. Handly, Esq.
                c/o Goulston & Storrs, P.C., 400 Atlantic Avenue
                          Boston, Massachusetts 02110
                            Telephone: 617-482-1776

                                                                       EXHIBIT D

                             LAWRENCE SAVINGS BANK

                            AUDIT COMMITTEE CHARTER

I.  AUDIT COMMITTEE

     There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Bank and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee Member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Bank or outside programs.

                                  INDEPENDENCE

     A Director will not be considered "Independent" if, among other things, the Director has:

     - Been employed by the Bank or its affiliates in the current or past three years.

     - Accepted any compensation from the Bank or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).

     - An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

     - Been a partner, controlling shareholder or an executive officer of any for profit business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank's securities) that exceed five percent of the Bank's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

     - Been employed as an executive of another entity where any of the Bank's executives serve on that entity's compensation committee.

II.  STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Bank's Directors in fulfilling their responsibilities to shareholders and investment community relating to the Bank's accounting, reporting practices of the Bank and quality and integrity of the financial reports of the Bank. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Bank.

III.  MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee will meet at least annually in a separate executive session with Management, the Independent Auditors or Internal Auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV.  RESPONSIBILITIES

     1. Review and update this Charter at least annually or as conditions dictate and ascertain that this charter is reported in the Bank's proxy statement at least once every three years.

     2. Report periodically to the Board of Directors.

     3. Review and recommend to the Board of Directors the Independent Auditors to be selected to audit the financial statements of the Bank and subsidiaries.

     4. Meet with the Independent Auditors and Management of the Bank to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion review audit findings, including comments or recommendations of the Independent Auditors.

     5. Review the Internal Audit function of the Bank including the Independence and authority of its reporting obligations, the proposed audit plan for the current year and the coordination of such plans with the Independent Auditors.

     6. Consult with the Independent and Internal Auditors the integrity of the Bank's financial reporting processes (Internal and external).

     7. Inquire as to the Independent Auditors judgements about the quality and appropriateness of the Bank's accounting principles as applied in its financial statements.

     8. Consider and approve, if appropriate, major changes to the Bank's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

     9. Review and approve the required reports to be included in the Bank's annual proxy statement to shareholders.

     10. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Bank's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditor.

                          "WHEN NECESSARY" ACTIVITIES:

     1. Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

     2. Review and approve requests for any management consulting engagement to be performed by the Bank's Independent Auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

     3. Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA's and Related Entities' financial statements, compliance policies and programs.

     4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain Independent Counsel and other professionals to assist in the conduct of any investigation.

V.  INDEPENDENT AUDITORS

     1. Each year the Independent Auditing Firm will present their Audit Plan and the estimated fees for performing the annual audit and quarterly reviews of Form 10-Q in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for their approval.

     2. The Audit Committee will meet with the Independent Auditors to review the Audit Plan and results of their annual audit and to discuss any concerns of the Independent Auditors including those items cited in the Management Letter on the Bank's internal control function.

     3. Will discuss with the Audit Committee the matters required to be discussed by Generally Accepted Auditing Standards (GAAS).

VI.  INTERNAL AUDITORS

     The objective of the Bank's internal audit function is to determine that the Bank has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.

     1. Internal audit responsibilities will be fulfilled by either an employee of the Bank or an outside firm that provides internal audit services. On a annual basis, senior management and the Audit Committee will evaluate whether the internal audit function should be fulfilled by a Bank employee or employees or a outside firm which provides internal audit services.

     2. The Internal auditors will use follow-up procedures to ensure that exceptions noted during regulatory exams, independent or internal audits are addressed in a satisfactory manner.

     3. The President and the Audit Committee will have authority to approve internal audit special investigations which have not been included as part of the current Audit Plan.